                                                                    EXHIBIT 10.1

--------------------------------------------------------------------------------
                                  $410,375,000
                           (E)82,000,000 EURO TRANCHE

                      AMENDED AND RESTATED CREDIT AGREEMENT

                            ------------------------

                             DOANE PET CARE COMPANY,

                                   AS BORROWER

                            THE CHASE MANHATTAN BANK,

                             AS ADMINISTRATIVE AGENT

                            ------------------------

                           DLJ CAPITAL FUNDING, INC.,

                              AS SYNDICATION AGENT,

                               FIRSTAR BANK, N.A.,

                             AS DOCUMENTATION AGENT

                                       AND

                          DEN DANSKE BANK AKTIESELSKAB,

                           AS EUROPEAN MANAGING AGENT

                            ------------------------

                              CHASE SECURITIES INC.

                                       AND

                           DLJ CAPITAL FUNDING, INC.,

                              AS CO-LEAD ARRANGERS


                             DATED AS OF MAY 8, 2000

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
                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
SECTION 1.  DEFINITIONS.....................................................   1
      1.1  Defined Terms....................................................   1
      1.2  Other Definitional Provisions....................................  28

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.................................  28
      2.1  Term Commitments.................................................  28
      2.2  Procedure for Term Loan Borrowing................................  29
      2.3  Repayment of Term Loans..........................................  30
      2.4  Revolving Commitments............................................  33
      2.5  Procedure for Revolving Loan Borrowing...........................  34
      2.6  Swingline Commitment.............................................  34
      2.7  Procedure for Swingline Borrowing; Refunding of Swingline Loans..  35
      2.8  Commitment Fees, etc.............................................  37
      2.9  Termination or Reduction of Revolving Commitments................  37
      2.10  Optional Prepayments............................................  37
      2.11  Mandatory Prepayments and Commitment Reductions.................  38
      2.12  Conversion and Continuation Options.............................  40
      2.13  Limitations on Eurocurrency Tranches............................  40
      2.14  Interest Rates and Payment Dates................................  40
      2.15  Computation of Interest and Fees................................  41
      2.16  Inability to Determine Interest Rate............................  41
      2.17  Pro Rata Treatment and Payments.................................  44
      2.18  Requirements of Law.............................................  45
      2.19  Taxes...........................................................  46
      2.20  Indemnity.......................................................  48
      2.21  Change of Lending Office........................................  48
      2.22  Replacement of Lenders..........................................  48

SECTION 3.  LETTERS OF CREDIT...............................................  49
      3.1  L/C Commitment...................................................  49
      3.2  Procedure for Issuance of Letter of Credit.......................  49
      3.3  Fees and Other Charges...........................................  50
      3.4  L/C Participations...............................................  50
      3.5  Reimbursement Obligation of the Borrower.........................  51
      3.6  Obligations Absolute.............................................  51
      3.7  Letter of Credit Payments........................................  52
      3.8  Applications.....................................................  52

SECTION 4.  REPRESENTATIONS AND WARRANTIES..................................  52
      4.1  Financial Condition..............................................  52
      4.2  No Change........................................................  53
      4.3  Corporate Existence; Compliance with Law.........................  53
      4.4  Corporate Power; Authorization; Enforceable Obligations..........  53
      4.5  No Legal Bar.....................................................  53
      4.6  Litigation.......................................................  53
      4.7  No Default.......................................................  54
      4.8  Ownership of Property; Liens.....................................  54
      4.9  Intellectual Property............................................  54
      4.10  Taxes...........................................................  54
      4.11  Federal Regulations.............................................  54
      4.12  Labor Matters...................................................  54
      4.13  ERISA...........................................................  55
      4.14  Investment Company Act; Other Regulations.......................  55
      4.15  Subsidiaries....................................................  55
      4.16  Use of Proceeds.................................................  55
      4.17  Environmental Matters...........................................  56
      4.18  Accuracy of Information, etc....................................  57
      4.19  Security Documents..............................................  57
      4.20  Solvency........................................................  58
      4.21  Senior Indebtedness.............................................  58
      4.22  Regulation H....................................................  58
      4.23  Certain Documents...............................................  58
      4.24  Mortgaged Properties............................................  58

SECTION 5.  CONDITIONS PRECEDENT............................................  58
      5.1  Conditions to Effectiveness......................................  58
      5.2  Conditions to Each Extension of Credit...........................  61

SECTION 6.  AFFIRMATIVE COVENANTS...........................................  61
      6.1  Financial Statements.............................................  62
      6.2  Certificates; Other Information..................................  62
      6.3  Payment of Obligations...........................................  63
      6.4  Maintenance of Existence; Compliance.............................  63
      6.5  Maintenance of Property; Insurance...............................  64
      6.6  Inspection of Property; Books and Records; Discussions...........  64
      6.7  Notices..........................................................  64
      6.8  Environmental Laws...............................................  65
      6.9  Interest Rate Protection.........................................  65
      6.10  Additional Collateral, etc......................................  65

SECTION 7.  NEGATIVE COVENANTS..............................................  67
      7.1  Financial Condition Covenants....................................  67
      7.2  Indebtedness.....................................................  69
      7.3  Liens............................................................  69

                                      (ii)
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      7.4  Fundamental Changes..............................................  70
      7.5  Disposition of Property..........................................  71
      7.6  Restricted Payments..............................................  71
      7.7  Capital Expenditures.............................................  72
      7.8  Investments......................................................  72
      7.9  Optional Payments and Modifications of Certain Debt Instruments..  73
      7.10  Transactions with Affiliates....................................  74
      7.11  Sales and Leasebacks............................................  74
      7.12  Changes in Fiscal Periods.......................................  74
      7.13  Negative Pledge Clauses.........................................  74
      7.14  Clauses Restricting Restricted Subsidiary Distributions.........  74
      7.15  Lines of Business...............................................  75
      7.16  Amendments to Arovit Acquisition Documents......................  75
      7.17  Issuances of Preferred Stock....................................  75

SECTION 8.  EVENTS OF DEFAULT...............................................  75

SECTION 9.  THE AGENTS......................................................  79
      9.1  Appointment......................................................  79
      9.2  Delegation of Duties.............................................  79
      9.3  Exculpatory Provisions...........................................  79
      9.4  Reliance by Administrative Agent.................................  79
      9.5  Notice of Default................................................  80
      9.6  Non-Reliance on Agents and Other Lenders.........................  80
      9.7  Indemnification..................................................  81
      9.8  Agent in Its Individual Capacity.................................  81
      9.9  Successor Administrative Agent...................................  81
      9.10  Authorization to Release Guarantees and Liens...................  82
      9.11  Documentation Agent, Syndication Agent and Co-Lead Arrangers....  82

SECTION 10.  MISCELLANEOUS..................................................  82
      10.1  Amendments and Waivers..........................................  82
      10.2  Notices.........................................................  83
      10.3  No Waiver; Cumulative Remedies..................................  84
      10.4  Survival of Representations and Warranties......................  84
      10.5  Payment of Expenses and Taxes...................................  85
      10.6  Successors and Assigns; Participations and Assignments..........  86
      10.7  Adjustments; Set-off............................................  88
      10.8  Counterparts....................................................  88
      10.9  Severability....................................................  88
      10.10  Integration....................................................  89
      10.11  GOVERNING LAW..................................................  89
      10.12  Submission To Jurisdiction; Waivers............................  89
      10.13  Acknowledgments................................................  89
      10.14  Confidentiality................................................  90
      10.15  WAIVERS OF JURY TRIAL..........................................  90

                                     (iii)

      10.16  Judgment Currency..............................................  90
      10.17  Escrow Agreement...............................................  91

                                      (iv)

ANNEX:
------
A           Pricing Grid
B           Sources and Uses Table

SCHEDULES:
---------
1.1A        Commitments
1.1B        Existing Mortgages
4.1         Material Leases/Commitments
4.4         Consents, Authorizations, Filings and Notices
4.6         Litigation; Claims
4.9         Intellectual Property Claims
4.13        ERISA Terminations
4.15        Subsidiaries
4.19(a)     UCC Filing Jurisdictions
4.19(b)     Mortgage Filing Jurisdictions
4.22        Flood Zone Properties
7.2(e)      Existing Indebtedness
7.3(f)      Existing Liens
7.5         Permitted Dispositions
7.8(j)      Existing Joint Ventures
7.10        Transactions with Affiliates

EXHIBITS:
--------
A       Form of Guarantee and Collateral Agreement
B       Form of Compliance Certificate
C       Form of Closing Certificate
D       Form of Mortgage
E       Form of Assignment and Acceptance
F-1     Form of Legal Opinion of Counsel for the Borrower
F-2     Form of Legal Opinion of Special New York Counsel to Chase
G       Form of Prepayment Option Notice
H       Form of Exemption Certificate
I-1A    Form of Tranche A Dollar Term Note
I-1B    Form of Tranche A Euro Term Note
I-2     Form of Tranche B Term Note
I-3     Form of Tranche C Term Note
I-4     Form of Revolving Note
I-5     Form of Swingline Note

                                      (v)

            AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 8, 2000, among DOANE PET CARE ENTERPRISES, INC., a Delaware corporation ("Holdings"), DOANE PET CARE COMPANY, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders") and THE CHASE MANHATTAN BANK, as administrative agent.

            Holdings, the Borrower, certain of the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of November 12, 1998 (as in effect immediately prior to the Effective Date (as defined below), the "Existing Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to the Borrower in an aggregate original principal amount not exceeding $345,000,000.

            The parties hereto wish to amend the Existing Credit Agreement in certain respects to, among other things, (i) provide for the making of additional loans to fund the Arovit Acquisition (as defined below) and to pay related fees and expenses, (ii) add additional lenders and (iii) make certain other modifications thereto, and to restate the Existing Credit Agreement in its entirety as so amended, it being the intention of the parties hereto that the loans outstanding under the Existing Credit Agreement on the Effective Date (as defined below) shall continue and remain outstanding hereunder and not be repaid on the Effective Date.

            Accordingly, the parties hereto hereby agree that the Existing Credit Agreement shall, as of the Effective Date (as defined below), be amended and restated in its entirety as follows:

                            SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

            "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the immediately preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such immediately preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York

City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the immediately preceding Business
Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

            "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

            "Accepting Lenders":  as defined in Section 2.11(f).

            "Adjusted EURIBO Rate": for any Interest Period for any Euro Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

            "Adjusted LIBO Rate": for any Interest Period for any Eurodollar Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by
(b) the Statutory Reserve Rate for such Interest Period.

            "Administrative Agent": The Chase Manhattan Bank, together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

            "Administrative Questionnaire": an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affected Interest Period":  as defined in Section 2.16(a).

            "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Agents": the collective reference to the Administrative Agent, the Syndication Agent, the Documentation Agent and the European Managing Agent.

            "Aggregate Exposure": with respect to any Lender at any time, the sum of (a) the aggregate then unpaid principal amount of such Lender's Term Loans (with Tranche A Euro Term Loans being converted at such time into Dollars solely for this purpose at the Dollar Equivalent of such Tranche A Euro Term Loans) and (b) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

            "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

            "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "Applicable Margin": for each Type of Loan, the rate per annum set forth on the Pricing Grid; provided that until the delivery of financial statements as of the end of, and for, the fiscal quarter ending on or nearest to June 30, 2000, the Applicable Margins shall be the rates set forth on the Pricing Grid corresponding to Level 1.

            "Application": an application, in such form as an Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

            "Arovit":  A/S Arovit Petfood, a Danish company.

            "Arovit Acquisition": the acquisition of all of the capital stock of Arovit pursuant to the Arovit Acquisition Agreement.

            "Arovit Acquisition Agreement": the Share Purchase Agreement dated as of March 24, 2000 among Johan Preben Hoffman et al, as sellers, and the Borrower, as buyer.

            "Arovit Acquisition Documentation": collectively, the Arovit Acquisition Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time.

            "Arovit Holdings":  Doane Pet Care (Europe) ApS, a Danish company.

            "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (e), (f) or (h) of Section 7.5) that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds), excluding any Disposition of property or series of related Dispositions of property having a fair market value of less than $1,000,000 (or its equivalent in other currencies as of the date of such Disposition or the last of the series of Dispositions, as determined by the Borrower in good faith based on then prevailing exchange rates), provided that any time such Dispositions having a fair market value of greater than $250,000 (or its equivalent in other currencies, determined as aforesaid) and less than $1,000,000 (or its equivalent in other currencies, determined as aforesaid) shall aggregate more than $10,000,000 (or its equivalent in other currencies, determined separately with respect to each Disposition or series of Dispositions as aforesaid) in the aggregate, any such additional Dispositions shall be included.

            "Assignee":  as defined in Section 10.6(c).

            "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit E.

            "Assignor":  as defined in Section 10.6(c).

            "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

            "Benefitted Lender":  as defined in Section 10.7(a).

            "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Borrower":  as defined in the preamble hereto.

            "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

            "Budgets":  as defined in Section 6.2(c).

            "Business":  as defined in Section 4.17(b).

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided that (a) with respect to notices and determinations in connection with, and payments of principal and interest on, and continuations and conversions of Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market and (b) with respect to notices and determinations in connection with, and payments of principal and interest on, and continuations and conversions of, Euro Loans, such day is also a TARGET Day.

            "Capital Expenditures": for any period, the aggregate of all expenditures by the Borrower and its Restricted Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries.

            "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

            "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's") or F1 by Fitch IBCA, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if two of the named rating agencies cease publishing short-term or commercial paper ratings generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) marketable direct obligations issued by or unconditionally guaranteed by the government of any member of the European Union or issued by any agency thereof and backed by the full faith and credit of such government, in each case maturing within one year from the date of acquisition;
(h) certificates of deposit, time deposits or other deposit accounts in any currency maintained in the ordinary course of business by the Borrower or any of its Foreign Subsidiaries in any currency having maturities of six months or less from the date of creation or available on demand with any banking entity or trust company organized in a country in which such Subsidiary is doing business or in which it owns property; or (i) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (h) of this definition.

            "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

            "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the

Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

            "Change of Control":  as defined in Section 8(k).

            "Clinton IDB": the $9,000,000 The Oklahoma Development Finance Authority Industrial Development Bonds, Series 1998 (Doane Products Company Clinton, Oklahoma Project) dated as of July 15, 1998 and all loan agreements, mortgages, security agreements, promissory notes executed and delivered in connection therewith.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Co-Lead Arrangers": Chase Securities Inc. and DLJ Capital Funding, Inc.

            "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Commitment": as to any Lender, the sum of the Tranche A Dollar Term Commitment, the Tranche A Euro Term Loan Commitment, the Tranche B Term Commitment, the Tranche C Term Commitment and the Revolving Commitment of such Lender.

            "Commitment Fee Rate": the rate per annum set forth on the Pricing Grid; provided that until the delivery of financial statements as of the end of, and for, the fiscal quarter ending on or nearest to June 30, 2000, the Commitment Fee Rates shall be the rate set forth on the Pricing Grid corresponding to Level 1.

            "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

            "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

            "Confidential Information Memorandum": the Confidential Information Memorandum dated April, 2000 and furnished to the Lenders.

            "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.

            "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

            "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual, transition or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring non-cash income or non-cash gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis; provided that, in calculating Consolidated EBITDA for any period of four consecutive fiscal quarters that includes any of the fiscal quarters set forth below, Consolidated EBITDA for such fiscal quarter shall be deemed to be the amount set forth opposite such fiscal quarter below:

                  9/30/99           $30,800,000
                  12/31/99          $35,600,000
                  3/31/00           $33,100,000.

            For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the financial covenants, (i) if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period, and after giving effect to any credit received for certain costs and savings recognized by the SEC (the "SEC Cost Savings") associated with such Material Acquisition. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Restricted Subsidiaries in excess of $2,500,000 (or its equivalent in other currencies as of the date of such acquisition or the last of the series of such acquisitions, as determined by the Borrower in good faith based on then prevailing exchange rates); and "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries in excess of $2,500,000 (or its equivalent in other currencies as of the date of such Disposition or the last of the series of such Dispositions, as determined by the Borrower in good faith based on then prevailing exchange rates).

            "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) the sum of (i) Consolidated EBITDA for such period less the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures) and (ii) Consolidated Lease Expense for such period to (b) Consolidated Fixed Charges for such period.

            "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Lease Expense for such period, (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Restricted Subsidiaries (including scheduled principal payments in respect of the Term Loans and payments of Revolving Loans accompanying scheduled reductions of the Revolving Commitments) and (d) any current portion of income tax expense deducted in the determination of Consolidated Net Income.

            "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

            "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including net costs or net gains under Hedge Agreements in respect of interest rates to the extent such net costs or net gains are allocable to such period in accordance with GAAP); provided that, in calculating Consolidated Interest Expense for any period of four consecutive fiscal quarters that includes any of the fiscal quarters set forth below, Consolidated Interest Expense for such fiscal quarter shall be deemed to be the amount set forth opposite such fiscal quarter below:

                  9/30/99                 $13,700,000
                  12/31/99                $13,700,000
                  3/31/00                 $13,700,000.

            "Consolidated Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Restricted Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

            "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries, except (i) any Unrestricted Subsidiary of the Borrower that is redesignated as a Restricted Subsidiary at any time and (ii) as provided in the penultimate sentence in the definition of "Consolidated EBITDA", (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Borrower) in which the Borrower or any of its

Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Restricted Subsidiary of the Borrower (other than Ipes) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary. Notwithstanding anything herein to the contrary, solely for purposes of determining Consolidated Net Income for each fiscal quarter, the Borrower will account for commodity derivative instruments as "100% effective cash flow hedges" under Statement of Financial Accounting Standards No. 133 issued by the Financial Accounting Standards Board and, in accordance therewith, the gain or loss on the relevant commodity derivative instrument shall be classified into earnings when the forecasted transaction affects the earnings of the Borrower and its Restricted Subsidiaries.

            "Consolidated Senior Debt": all Consolidated Total Debt other than (a) the Senior Subordinated Notes and (b) any subordinated refinancing thereof.

            "Consolidated Senior Debt Ratio": as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period.

            "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries at such date (including any IDB but excluding any contingent obligations under acceptance, letter of credit or similar facilities), determined on a consolidated basis in accordance with GAAP.

            "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

            "Continuing Directors": the directors of Holdings on the Effective Date and each other director, if (i) in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least 66-2/3% of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of Holdings or (ii) such other director is nominated in accordance with the Investors' Agreement with respect thereto.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

            "dkk":  the lawful currency of the Kingdom of Denmark.

            "Documentation Agent": Mercantile Bank National Association (now known as Firstar Bank, N.A.).

            "Dollar Equivalent" means, at any time and with respect to any amount in Euros, the amount of Dollars that would be required to purchase the amount of Euros at such time, based upon (and determined by the Administrative Agent) the spot selling rate at which the Reference Lender offers to sell Euros for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

            "Dollars" and "$": dollars in lawful currency of the United States.

            "Domestic Joint Venture": any joint venture of the Borrower organized under the laws of any jurisdiction within the United States, but excluding any Subsidiary of the Borrower.

            "Domestic Subsidiary": any Restricted Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

            "ECF Percentage": (a) 75% if the Consolidated Senior Debt Ratio is greater than or equal to 3.25:1.00; (b) 50% if the Consolidated Senior Debt Ratio is greater than or equal to 2.75:1.00 but less than 3.25:1.00 and (c) 0% if the Consolidated Senior Debt Ratio is less than 2.75:1.00.

            "Effective Date": the date (which shall not be later than June 15, 2000) on which the conditions to the effectiveness of this Agreement set forth in Sections 5.1 and 5.2 shall have been satisfied.

            "EMU": economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998, as amended from time to time.

            "EMU Legislation": legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the "euro" or otherwise)

            "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "EURIBO Rate": with respect to each day during each Interest Period pertaining to a Euro Loan, the rate per annum determined on the basis of the rate for deposits in Euros for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Euro deposits in the London interbank market) as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period, provided that in the event that such rate is not available at such time for any reason, the "EURIBO Rate" shall be determined by reference to such other comparable publicly available service for displaying Euro rates as may be selected by the Administrative Agent.

            "Euro" or "(E)" the single currency of Participating Member States introduced in accordance with the provisions of EMU Legislation.

            "Eurocurrency Loans":  Eurodollar Loans and Euro Loans.

            "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the LIBO Rate.

            "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Euro Loans": Loans denominated in Euros the rate of interest applicable to which is based upon the EURIBO Rate.

            "European Managing Agent":  Den Danske Bank Aktieselskab.

            "Euro Tranche": the collective reference to Euro Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) an amount equal to the aggregate net non-cash loss on the Disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of

Revolving Loans and Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, and (vi) an amount equal to the aggregate net non-cash gain on the Disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

            "Excess Cash Flow Application Date":  as defined in Section
2.11(c).

            "Existing Credit Agreement":  as defined in the preamble hereto.

            "Existing Lender": any Lender party to the Existing Credit Agreement immediately prior to the Effective Date.

            "Existing Mortgages": the mortgages and/or deeds of trust entered into pursuant to the Existing Credit Agreement and identified in
Schedule 1.1B (which also specifies the location of property).

            "Existing Preferred Stock": the Borrower's 14.25% Senior Exchangeable Preferred Stock due 2007.

            "Existing Tranche A Dollar Term Loans":  as defined in Section
2.1(a).

            "Existing Tranche B Term Commitment": as to any Tranche B Term Lender, the obligation of such Lender to continue its Existing Tranche B Term Loan to the Borrower hereunder in a principal amount equal to the amount set forth under the heading "Existing Tranche B Term Commitment" opposite such Lender's name on Schedule 1.1A. The aggregate amount of the Existing Tranche B Term Commitments is $83,937,500 as of the Effective Date.

            "Existing Tranche B Term Loans":  as defined in Section 2.1(c).

            "Existing Tranche C Term Loans":  as defined in Section 2.1(d).

            "Facility": each of (a) the Tranche A Dollar Term Commitments and the Tranche A Dollar Term Loans made thereunder (the "Tranche A Dollar Term Facility"), (b) the Tranche A Euro Term Commitments and the Tranche A Euro Term Loans made thereunder (the "Tranche A Euro Term Facility"), (c) the Tranche B Term Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Facility"), (d) the Tranche C Term Commitments and the Tranche C Term Loans made thereunder (the "Tranche C Term Facility") and (e) the Revolving Commitments and the Revolving Extensions of Credit made thereunder (the "Revolving Facility").

            "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve

Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

            "Foreign Joint Venture": any joint venture of the Borrower that is not a Domestic Joint Venture, but excluding any Subsidiary of the Borrower.

            "Foreign Subsidiary": any Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.

            "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

            "Funding Office": the office of the Administrative Agent at 270 Park Avenue, New York, New York, 10017, attention: Gail Weiss (telephone:
(212) 270-5662, telecopy: (212) 270-5120) or, in the case of borrowings, payments or prepayments of Euro Loans, Chase Manhattan Bank International, Ltd., 9 Thomas Moore Street, London, England, attention: Steve Hurford (telephone: 011-44-207-777-2347, telecopy: 011-44-207-777-2360 or 2085) or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

            "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the Effective Date and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

            "Guarantee and Collateral Agreement": the Amended and Restated Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Domestic Subsidiary that is directly owned by the Borrower or another Domestic Subsidiary, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing person in good faith.

            "Guarantors": the collective reference to Holdings and each of the Domestic Subsidiaries party to the Guarantee and Collateral Agreement.

            "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "Holdings":  as defined in the preamble hereto.

            "IDB":  industrial development bonds.

            "Incremental Tranche B Term Commitment": as to any Tranche B Term Lender, the obligation of such Lender to make an Incremental Tranche B Term Loan to the Borrower hereunder in a principal amount equal to the amount set forth under the heading "Incremental Tranche B Term Commitment" opposite such Lender's name on Schedule 1.1A. The aggregate amount of the Incremental Tranche B Term Commitments is $80,000,000 as of the Effective Date.

            "Incremental Tranche B Term Loan":  a term loan made pursuant to
Section 2.1(c)(ii).

            "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above; (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and (i) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements.

            "Indemnified Liabilities":  as defined in Section 10.5(d).

            "Indemnitee":  as defined in Section 10.5(d).

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent":  pertaining to a condition of Insolvency.

            "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

            "Interest Period": as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the scheduled Revolving Termination Date or beyond the date final payment is due on the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as the case may be;

            (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

            (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurocurrency Loan prior to the last day of an Interest Period for such Loan.

            "Investments":  as defined in Section 7.8.

            "Investors' Agreement": the First Amended and Restated Investors' Agreement, dated as of August 3, 1998, among DPC Acquisition Corp., Doane Products Company, Summit Capital Inc., Summit/DPC Partners, L.P., Chase Manhattan Investment Holdings, Inc., Baseball Partners, DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ First ESC, L.L.C., Dartford Partnership, L.L.C., Bruckmann, Rosser, Sherrill & Co., L.P., PNC Capital Corp., Windy Hill Pet Food Company, L.L.C. and certain other persons signatories thereto, as amended.

            "Ipes":  Ipes Iberica, S.L., a Spanish company.

            "Issuing Lender": The Chase Manhattan Bank or any other Lender that is a Lender on the Effective Date as may be agreed upon between the Borrower and such other Lender, each in its capacity as issuer of any Letter of Credit.

            "Joint Venture":  any Domestic Joint Venture or Foreign Joint
Venture.

            "L/C Commitment":  $20,000,000.

            "L/C Fee Payment Date": the last day of each March, June, September and December and the Revolving Termination Date.

            "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

            "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Revolving Lenders other than the Issuing Lender of such Letter of Credit.

            "Lenders":  as defined in the preamble hereto.

            "Letters of Credit":  as defined in Section 3.1(a).

            "LIBO Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period, provided that in the event that such rate is not available at such time for any reason, the "LIBO Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits in an amount equal to the Eurodollar Tranche requested at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or similar charge or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

            "Loan":  any loan made by any Lender pursuant to this Agreement.

            "Loan Documents": this Agreement, the Security Documents and the Notes.

            "Loan Parties": Holdings, the Borrower and each Restricted Subsidiary of the Borrower that is a party to a Loan Document.

            "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving

Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

            "Majority Revolving Facility Lenders": the Majority Facility Lenders in respect of the Revolving Facility.

            "Mandatory Prepayment Date":  as defined in Section 2.11(f).

            "Margin Stock":  margin stock within the meaning of Regulation U.

            "Material Adverse Effect": a material adverse effect on (a) the Arovit Acquisition, (b) the business, assets, property, operations, condition (financial or otherwise) or prospects of Holdings, the Borrower and its Restricted Subsidiaries taken as a whole or (c) the validity or enforceability of any material provision of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, in each case, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "MDFC Operating Lease": the Equipment Lease Agreement, between the Borrower and MDFC Equipment Leasing Corporation, dated as of October 2, 1998, as amended.

            "Mortgaged Properties": the real property as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages, including the real property subject to the Existing Mortgages.

            "Mortgages": each of the Existing Mortgages and each of the other mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders pursuant to this Agreement, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

            "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, broker's or finder's fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions related to such Asset Sale or Recovery Event and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

            "Non-Excluded Taxes":  as defined in Section 2.19(a).

            "Non-U.S. Lender":  as defined in Section 2.19(d).

            "Notes": the collective reference to the Tranche A Term Notes, the Tranche B Term Notes, the Tranche C Term Notes, the Revolving Notes and the Swingline Notes.

            "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arises under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any Affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

            "Original Closing Date":  November 12, 1998.

            "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Ottawa IDB": the $6,000,000 Ottawa County Finance Authority Industrial Development Revenue Bonds, Series 1997 (Doane Products Company Project) issued pursuant to that certain Indenture of Trust dated as of March 1, 1997 between Ottawa County Finance Authority and Bank of Oklahoma, National Association, Oklahoma City, Oklahoma, Trustee and all loan agreements, mortgages, security agreements, promissory notes executed and delivered in connection therewith.

            "Participant":  as defined in Section 10.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

            "Permitted Acquisition": (a) an acquisition of a majority controlling interest in a Person (including the acquisition of an interest after giving effect to which the Borrower and its Restricted Subsidiaries own a majority controlling interest) or an acquisition of the assets of or a line of business or product line of a Person; provided that, with respect to each such acquisition:

            (i) after giving effect to such acquisition, the Borrower and its Restricted Subsidiaries shall remain in the same businesses as before such acquisition and businesses reasonably related to such businesses or such other lines of business as consented to by the Administrative Agent and the Required Lenders;

            (ii) such acquisition shall be made on a fully consensual basis between the Borrower and the sellers of such assets or such business;

            (iii) after giving effect to such acquisition, the sum of (x) the amount of cash and Cash Equivalents on hand of the Borrower plus (y) the Available Revolving Commitment shall equal or exceed $20,000,000;

            (iv) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, with Sections 7.1(a), 7.1(b), 7.1(c) and 7.8; and

            (v) no Default or Event of Default shall have occurred and be continuing at the time of such acquisition or shall be caused thereby.

            (b) Notwithstanding the foregoing, any acquisition of Capital Stock of, or capital contribution to, Effeffe, S.p.a. not owned by Holdings or its Subsidiaries on the Effective Date in the first three years following the Effective Date for an aggregate purchase price not exceeding $10,000,000 (or its equivalent in Euros or Italian Lira as of the date of such purchase, as determined by the Borrower in good faith based on then prevailing exchange rates) shall be a Permitted Acquisition.

            "Permitted Investors": each record or beneficial owner as of the Effective Date of outstanding common stock of Holdings, or of warrants or rights to acquire common stock of Holdings, and "Permitted Transferees" (as defined in the Investors' Agreement) and Affiliates of the foregoing.

            "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Preferred Stock": the Existing Preferred Stock and the Replacement Preferred Stock, if any.

            "Prepayment Option Notice":  as defined in Section 2.11(f).

            "Pricing Grid":  the pricing grid attached hereto as Annex A.

            "Pro Forma Balance Sheet":  as defined in Section 4.1(a).

            "Properties":  as defined in Section 4.17(a).

            "Ptas":  the lawful currency of Spain.

            "Rate Determination Notice":  as defined in Section 2.16(a).

            "Recovery Event": any settlement of or payment in excess of $350,000 (or its equivalent in other currencies as of the date of receipt of payment, as determined by the Borrower in good faith based on then prevailing exchange rates) in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings, the Borrower or any of its Restricted Subsidiaries.

            "Reference Lender":  The Chase Manhattan Bank.

            "Refunded Swingline Loans":  as defined in Section 2.7(b).

            "Refunding Date":  as defined in Section 2.7(c).

            "Register":  as defined in Section 10.6(d).

            "Regulation U": Regulation U of the Board as in effect from time to time.

            "Reimbursement Obligation": the obligation of the Borrower to reimburse an Issuing Lender pursuant to Section 3.5 for amounts drawn under a Letter of Credit issued by such Issuing Lender.

            "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

            "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

            "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

            "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

            "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

            "Related Fund": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Replacement Preferred Stock": preferred stock of Holdings or the Borrower issued after the Effective Date the proceeds of which shall be used to redeem or repay the Existing Preferred Stock and having terms no less favorable to the Lenders and the Administrative Agent than those contained in the Existing Preferred Stock.

            "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under the applicable regulations of PBGC Reg. Section 4043.

            "Required Lenders": at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding (with Tranche A Euro Term Loans being converted at such time into Dollars solely for this purpose at the Dollar Equivalent of such Tranche A Euro Term Loans) and (b) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

            "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

            "Restricted Payments":  as defined in Section 7.6.

            "Restricted Subsidiary": any Subsidiary which is not an Unrestricted Subsidiary.

            "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in an Assignment and Acceptance, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Revolving Commitments is $100,000,000 as of the Effective Date.

            "Revolving Commitment Period": the period from and including the Effective Date to but excluding the Revolving Termination Date.

            "Revolving Extensions of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

            "Revolving Facility": as defined in the definition of "Facility" in this Section 1.1.

            "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

            "Revolving Loans":  as defined in Section 2.4(a).

            "Revolving Note:  as defined in Section 2.4(c).

            "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

            "Revolving Termination Date":  March 31, 2005.

            "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

            "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

            "Senior Subordinated Note Indenture": that certain indenture dated as of November 12, 1998 made by and among the Borrower, as issuer, and Wilmington Trust Company, as trustee, pursuant to which the Senior Subordinated Notes are issued.

            "Senior Subordinated Notes": the Borrower's 9-3/4% Senior Notes due 2007 (as defined in the Senior Subordinated Note Indenture) in an aggregate outstanding principal amount of $150,000,000 as of the Effective Date.

            "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

            "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            "Sources and Uses Table": the sources and uses table attached hereto as Annex B.

            "Specified Currency":  as defined in Section 10.16.

            "Specified Place":  as defined in Section 10.16.

            "Statutory Reserve Rate": for any Interest Period for any Eurocurrency Loan, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Supermajority Lenders": at any time, the holders of more than 66% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding (with Tranche A Euro Term Loans being converted at such time into Dollars solely for this purpose at the Dollar Equivalent of such Tranche A Euro Term Loans) and (b) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

            "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

            "Swingline Lender": The Chase Manhattan Bank, in its capacity as the lender of Swingline Loans.

            "Swingline Loans":  as defined in Section 2.6(a).

            "Swingline Note ": as defined in Section 2.7(f).

            "Swingline Participation Amount":  as defined in Section 2.7(c).

            "Syndication Agent":  DLJ Capital Funding, Inc.

            "TARGET Day": any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is operating.

            "Term Lenders": the collective reference to the Tranche A Term Lenders, the Tranche B Term Lenders and the Tranche C Term Lenders.

            "Term Loans": the collective reference to the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans.

            "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

            "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

            "Tranche A Dollar Term Commitment": as to any Tranche A Dollar Term Lender, the obligation of such Lender to continue its Existing Tranche A Dollar Term Loan to the Borrower hereunder in a principal amount equal to the amount set forth under the heading "Tranche A Dollar Term Commitment" opposite such Lender's name on Schedule 1.1A or an Assignment and Acceptance. The aggregate amount of the Tranche A Dollar Term Commitments is $62,500,000 as of the Effective Date.

            "Tranche A Dollar Term Lender": each Lender that has a Tranche A Dollar Term Commitment or is the holder of a Tranche A Dollar Term Loan.

            "Tranche A Dollar Term Loan":  a term loan continued pursuant to
Section 2.1(a).

            "Tranche A Dollar Term Maturity Date":  March 31, 2005.

            "Tranche A Dollar Term Note":  as defined in Section 2.3(e).

            "Tranche A Euro Term Commitment": as to any Tranche A Euro Term Lender, the obligation of such Lender to make a Tranche A Euro Term Loan to the Borrower hereunder in a principal amount equal to the amount set forth under the heading "Tranche A Euro Term Commitment" opposite such Lender's name on Schedule 1.1A or an Assignment and Acceptance. The aggregate amount of the Tranche A Euro Term Commitments is (E)82,000,000 as of the Effective Date.

            "Tranche A Euro Term Lender": each Lender that has a Tranche A Euro Term Commitment or is the holder of a Tranche A Euro Term Loan.

            "Tranche A Euro Term Loan": a term loan made pursuant to Section 2.1(b).

            "Tranche A Euro Term Maturity Date":  December 30, 2005.

            "Tranche A Euro Term Note":  as defined in Section 2.3(f).

            "Tranche A Term Commitments": the collective reference to the Tranche A Dollar Term Commitments and the Tranche A Euro Term Commitments.

            "Tranche A Term Lenders": the collective reference to the Tranche A Dollar Term Lenders and the Tranche A Euro Term Lenders.

            "Tranche A Term Loans": the collective reference to the Tranche A Dollar Term Loans and the Tranche A Euro Term Loans.

            "Tranche A Term Notes": the collective reference to the Tranche A Dollar Term Notes and the Tranche A Euro Term Notes.

            "Tranche A Term Percentage": as to any Tranche A Term Lender at any time, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of all Tranche A Term Loans then outstanding (with Tranche A Euro Term Loans being converted at such time into Dollars solely for this purpose at the Dollar Equivalent of such Tranche A Euro Term Loans).

            "Tranche B Maturity Date":  December 31, 2005.

            "Tranche B Prepayment Amount":  as defined in Section 2.11(f).

            "Tranche B Term Commitments": the collective reference to the Existing Tranche B Term Commitments and the Incremental Tranche B Term Commitments. The aggregate amount of the Tranche B Term Commitments is $163,937,500 as of the Effective Date.

            "Tranche B Term Lender": each Lender that has a Tranche B Term Commitment or that holds a Tranche B Term Loan.

            "Tranche B Term Loans": the collective reference to the term loans continued pursuant to Section 2.1(c)(i) and the Incremental Tranche B Term Loans.

            "Tranche B Term Note":  as defined in Section 2.3(g).

            "Tranche B Term Percentage": as to any Tranche B Term Lender at any time, the percentage which such Lender's Tranche B Term Commitment then constitutes of the aggregate Tranche B Term Commitments (or, at any time after the Effective Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of all Tranche B Term Loans then outstanding); provided that solely for purposes of calculating the amount of each installment of Tranche B Term Loans (other than the last installment) payable to a Tranche B Term Lender, such Lender's Tranche B Term Percentage shall be calculated without giving effect to any portion of any prior mandatory or optional prepayment attributable to such Lender's Tranche B Term Loans that shall have been declined by such Lender (or, in the case of any Lender that shall have acquired its Tranche B Term Loans by assignment from another Person, by such other Person).

            "Tranche C Maturity Date":  December 31, 2006.

            "Tranche C Prepayment Amount":  as defined in Section 2.11(f).

            "Tranche C Term Commitment": as to any Tranche C Term Lender, the obligation of such Lender to continue its Existing Tranche C Term Loan to the Borrower hereunder in a principal amount equal to the amount set forth under the heading "Tranche C Term Commitment" opposite such Lender's name on Schedule 1.1A. The aggregate amount of the Tranche C Term Commitments is $83,937,500 as of the Effective Date.

            "Tranche C Term Lender": each Lender that has a Tranche C Term Commitment or that holds a Tranche C Term Loan.

            "Tranche C Term Loan": a term loan continued pursuant to Section 2.1(d).

            "Tranche C Term Note":  as defined in Section 2.3(h).

            "Tranche C Term Percentage": as to any Tranche C Term Lender at any time, the percentage which such Lender's Tranche C Term Commitment then constitutes of the aggregate Tranche C Term Commitments (or, at any time after the Effective Date, the percentage which the aggregate principal amount of such Lender's Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of all Tranche C Term Loans then outstanding); provided that solely for purposes of calculating the amount of each installment of Tranche C Term Loans (other than the last installment) payable to a Tranche C Term Lender, such Lender's Tranche C Term Percentage shall be calculated without giving effect to any portion of any prior mandatory or optional prepayment attributable to such Lender's Tranche C Term Loans that shall have been declined by such Lender (or, in the case of any Lender that shall have acquired its Tranche C Term Loans by assignment from another Person, by such other Person).

            "Transferee":  any Assignee or Participant.

            "Type": as to any Loan, its nature as an ABR Loan, a Eurodollar Loan or a Euro Loan.

            "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

            "United States":  the United States of America.

            "Unrestricted Subsidiary": any Subsidiary designated as such and listed on Schedule 4.15 (as such schedule may be updated from time to time); provided that at the time of any such designation and after giving effect thereto no Default or Event of Default is in existence. A Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary (or vice versa) at any time by notice to the Administrative Agent (which shall notify each Lender thereof), provided that at the time of any such designation and after giving effect thereto on a pro forma basis as at the end of the most recent fiscal quarter for which financial statements are available no Default or Event of Default is in existence.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

            2.1 Term Commitments. (a) On the Effective Date, the Tranche A Term Loans (as defined in the Existing Credit Agreement) (the "Existing Tranche A Dollar Term Loans") held by the Existing Lenders immediately prior to the Effective Date shall automatically, and without any action on the part of any Person, be designated and continued as Tranche A Dollar Term Loans hereunder.

            (b) Subject to the terms and conditions hereof, each Tranche A Euro Term Lender severally agrees to make a Tranche A Euro Term Loan to the Borrower on the Effective Date in an amount equal to the amount of the Tranche A Euro Term Commitment of such Lender.

            (c) On the Effective Date, (i) the Tranche B Term Loans (as defined in the Existing Credit Agreement) (the "Existing Tranche B Term Loans") held by the Existing Lenders immediately prior to the Effective Date shall automatically, and without any action on the part of any Person, be designated and continued as Tranche B Term Loans hereunder and (ii) each Tranche B Term Lender having an Incremental Tranche B Term Commitment severally agrees, on the terms and conditions hereof, to make an Incremental Tranche B Term Loan to the Borrower on the Effective Date in an amount equal to the amount of the Incremental Tranche B Term Commitment of such Lender.

            (d) On the Effective Date, the Tranche C Term Loans (as defined in the Existing Credit Agreement) (the "Existing Tranche C Term Loans") held by the Existing Lenders immediately prior to the Effective Date shall automatically, and without any action on the part of any Person, be designated and continued as Tranche C Term Loans hereunder.

            (e) The Term Loans (other than the Tranche A Euro Term Loans) may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.2 and 2.12; provided that all Incremental Tranche B Term Loans made on the Effective Date shall initially be ABR Loans. The Tranche A Euro Term Loans shall be Euro Loans.

            (f) On the Effective Date, all existing "Interest Periods" under the Existing Credit Agreement in respect of the "Term Loans" outstanding thereunder immediately prior to the Effective Date shall automatically be designated and continued as Interest Periods hereunder.

            2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, two Business Days prior to the anticipated Effective Date) requesting that the Term Lenders make the Incremental Tranche B Term Loans and the Tranche A Euro Term Loans on the Effective Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 noon, New York City time (or in the case of the Tranche A Euro Term Loans, 11:00 A.M., London time), on the Effective Date each Term Lender having an obligation to make a Term Loan on the Effective Date shall make available to the Administrative Agent at the relevant Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

            2.3 Repayment of Term Loans. (a) The Tranche A Dollar Term Loans shall be payable in 20 consecutive quarterly installments on the last day of each March, June, September and December of each year (except the last such installment shall be payable on the Tranche A Dollar Term Maturity Date), commencing on June 30, 2000, in an aggregate amount for each period set forth below opposite such period (with the installments during each such period being equal in amount):

             Period                             Principal Amount
             ------                             ----------------
             04/01/00 - 12/31/00                  $ 7,500,000
             01/01/01 - 12/31/01                  $12,500,000
             01/01/02 - 12/31/02                  $12,500,000
             01/01/03 - 12/31/03                  $12,500,000
             01/01/04 - 12/31/04                  $12,500,000
             01/01/05 - 03/31/05                  $ 5,000,000

            (b) The Tranche A Euro Term Loans shall be payable in 22 consecutive quarterly installments on the last day of each March, June, September and December of each year (except the last such installment shall be payable on the Tranche A Euro Term Maturity Date), commencing on September 30, 2000, in an aggregate amount for each period set forth below opposite such period (with the installments during each such period being equal in amount):

             Period                             Principal Amount
             ------                             ----------------
             07/01/00 - 12/31/00                (E) 2,200,000
             01/01/01 - 12/31/01                (E) 4,400,000
             01/01/02 - 12/31/02                (E) 8,700,000
             01/01/03 - 12/31/03                (E) 8,700,000
             01/01/04 - 12/31/04                (E)11,000,000
             01/01/05 - 9/30/05                 (E)10,000,000
             12/30/05                           (E)37,000,000

            (c) The Tranche B Term Loans shall be payable in 23 consecutive quarterly installments on the last day of each March, June, September and December of each year (except the last such installment shall be payable on the Tranche B Maturity Date), commencing on June 30, 2000, the first 21 of which shall each be in the amount of $412,500 and the last two of which shall each be in the amount of $77,637,500.

            (d) The Tranche C Term Loans shall be payable in 27 consecutive quarterly installments on the last day of each March, June, September and December of each year (except the last such installment shall be payable on the Tranche C Maturity Date), commencing on June 30, 2000, the first 25 of which shall each be in the amount of $212,500 and the last two of which shall each be in the amount of $39,312,500.

            (e) The Borrower agrees that, upon the request to the Administrative Agent by any Tranche A Dollar Term Lender, which request is communicated to the Borrower, the Borrower will execute and deliver to such Tranche A Dollar Term Lender a promissory note of the Borrower dated the Effective Date or such date such Lender becomes a party hereto, as appropriate, evidencing the Tranche A Dollar Term Loans made by such Tranche A Dollar Term Lender, substantially in the form of Exhibit I-1A (a "Tranche A Dollar Term Note"), payable to the order of such Tranche A Dollar Term Lender and in a principal amount equal to, in the case of Tranche A Dollar Term Notes issued on the Effective Date, the lesser of (A) the initial Tranche A Dollar Term Commitment of such Tranche A Dollar Term Lender or (B) the unpaid principal amount of the Tranche A Dollar Term Loan made by such Tranche A Dollar Term Lender, and, in the case of Tranche A Dollar Term Notes issued after the Effective Date, the unpaid principal amount of the Tranche A Dollar Term Loan made by such Tranche A Dollar Term Lender. Each Tranche A Dollar Term Lender is hereby authorized to record the date, Type and amount of each Tranche A Dollar Term Loan made by such Tranche A Dollar Term Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Adjusted LIBO Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Tranche A Dollar Term Note, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Tranche A Dollar Term Loans made to the Borrower in accordance with the terms of this Agreement. A Tranche A Dollar Term Note and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Tranche A Dollar Term Note and the Obligations evidenced thereby in the Register (and each Tranche A Dollar Term Note shall expressly so provide).

            (f) The Borrower agrees that, upon the request to the Administrative Agent by any Tranche A Euro Term Lender, which request is communicated to the Borrower, the Borrower will execute and deliver to such Tranche A Euro Term Lender a promissory note of the Borrower dated the Effective Date or such date such Lender becomes a party hereto, as appropriate, evidencing the Tranche A Euro Term Loans made by such Tranche A Euro Term Lender, substantially in the form of Exhibit I-1B (a "Tranche A Euro Term Note"), payable to the order of such Tranche A Euro Term Lender and in a principal amount equal to, in the case of Tranche A Euro Term Notes issued on the Effective Date, the lesser of (A) the initial Tranche A Euro Term Commitment of such Tranche A Euro Term Lender or (B) the unpaid principal amount of the Tranche A Euro Term Loan made by such Tranche A Dollar Term Lender, and, in the case of Tranche A Euro Term Notes issued after the Effective Date, the unpaid principal amount of the Tranche A Euro Term Loan made by such Tranche A Euro Term Lender. Each Tranche A Euro Term Lender is hereby authorized to record the date and amount of each Tranche A Euro Term Loan made by such Tranche A Euro Term Lender, the date and amount of each payment or prepayment of principal thereof, and the length of each Interest Period and the Adjusted EURIBO Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Tranche A Euro Term Note, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Tranche A Euro Term Loans made to the Borrower in accordance with the terms of this Agreement. A Tranche A Euro Term Note and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Tranche A Euro Term Note and the Obligations evidenced thereby in the Register (and each Tranche A Euro Term Note shall expressly so provide).

            (g) The Borrower agrees that, upon the request to the Administrative Agent by any Tranche B Term Lender, which request is communicated to the Borrower, the Borrower will execute and deliver to such Tranche B Term Lender a promissory note of the Borrower dated the Effective Date or such date such Lender becomes a party hereto, as appropriate, evidencing the Tranche B Term Loans made by such Tranche B Term Lender, substantially in the form of Exhibit I-2 (a "Tranche B Term Note"), payable to the order of such Tranche B Term Lender and in a principal amount equal to, in the case of Tranche B Term Notes issued on the Effective Date, the lesser of (A) the initial Tranche B Term Commitment of such Tranche B Term Lender or (B) the unpaid principal amount of the Tranche B Term Loan made by such Tranche B Term Lender, and, in the case of Tranche B Term Notes issued after the Effective Date, the unpaid principal amount of the Tranche B Term Loan made by such Tranche B Term Lender. Each Tranche B Term Lender is hereby authorized to record the date, Type and amount of each Tranche B Term Loan made by such Tranche B Term Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Adjusted LIBO Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Tranche B Term Note, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Tranche B Term Loans made to the Borrower in accordance with the terms of this Agreement. A Tranche B Term Note and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Tranche B Term Note and the Obligations evidenced thereby in the Register (and each Tranche B Term Note shall expressly so provide).

            (h) The Borrower agrees that, upon the request to the Administrative Agent by any Tranche C Term Lender, which request is communicated to the Borrower, the Borrower will execute and deliver to such Tranche C Term Lender a promissory note of the Borrower dated the Effective Date or such date such Lender becomes a party hereto, as appropriate, evidencing the Tranche C Term Loans made by such Tranche C Term Lender, substantially in the form of Exhibit I-3 (a "Tranche C Term Note"), payable to the order of such Tranche C Term Lender and in a principal amount equal to, in the case of Tranche C Term Notes issued on the Effective Date, the lesser of (A) the initial Tranche C Term Commitment of such Tranche C Term Lender or (B) the unpaid principal amount of the Tranche C Term Loan made by such Tranche C Term Lender, and, in the case of Tranche C Term Notes issued after the Effective Date, the unpaid principal amount of the Tranche C Term Loan made by such Tranche C Term Lender. Each Tranche C Term Lender is hereby authorized to record the date, Type and amount of each Tranche C Term Loan made by such Tranche C Term Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Adjusted LIBO Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Tranche C Term Note, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the

Borrower to repay (with applicable interest) the Tranche C Term Loans made to the Borrower in accordance with the terms of this Agreement. A Tranche C Term Note and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Tranche C Term Note and the Obligations evidenced thereby in the Register (and each Tranche C Term Note shall expressly so provide).

            (i) Notwithstanding anything herein to the contrary, each promissory note issued and outstanding under the Existing Credit Agreement immediately prior to the Effective Date that is held by a Lender as of the Effective Date shall be deemed to continue to be outstanding hereunder and, if the principal amount payable to such Lender in respect of the Loans under a particular Facility provided for in such promissory note has been increased pursuant to this Agreement, such promissory note shall be deemed to be so increased, and each such promissory note shall be a "Note" for all purposes of this Agreement.

            2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Lender's Revolving Percentage of the sum of
(i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Revolving Lender's Revolving Commitment. During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12, except that all Revolving Loans (other than under the next succeeding paragraph) made on the Effective Date shall initially be ABR Loans.

            On the Effective Date (i) all Revolving Loans (as defined in the Existing Credit Agreement) held by the Revolving Lenders immediately prior to the Effective Date shall automatically, without any action on the part of any Person, be designated and continued as Revolving Loans hereunder and (ii) all existing "Interest Periods" under the Existing Credit Agreement in respect of such Revolving Loans shall automatically be designated and continued as Interest Periods hereunder.

            (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

            (c) The Borrower agrees that, upon the request to the Administrative Agent by any Revolving Lender, which request is communicated to the Borrower, the Borrower will execute and deliver to such Revolving Lender a promissory note of the Borrower dated the Effective Date or such date such Lender becomes a party hereto, as appropriate, evidencing the Revolving Commitment of such Revolving Lender, substantially in the form of Exhibit I-4 with appropriate insertions as to date and principal amount (a "Revolving Note"). Each Revolving Lender is hereby authorized to record the date, Type and amount of each Revolving Loan made by such Revolving Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar

Loans, the length of each Interest Period and Adjusted LIBO Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Revolving Note, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Revolving Loans made to the Borrower in accordance with the terms of this Agreement. A Revolving Note and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Revolving Note and the Obligations evidenced thereby in the Register (and each Revolving Note shall expressly so provide).

            2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying
(i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. The aggregate principal amount of Revolving Loans outstanding as of the Effective Date shall not exceed $50,000,000. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $100,000 or a whole multiple thereof and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof; provided that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to
Section 2.7. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the relevant Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

            2.6 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans ("Swingline Loans") to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline

Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

            (b) The Borrower shall repay all outstanding Swingline Loans on the Revolving Termination Date.

            2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans.
(a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing
Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $100,000 or a whole multiple thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the relevant Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

            (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the relevant Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

            (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Revolving Lender's Revolving

Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

            (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

            (e) Each Revolving Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (f) The Borrower agrees that, upon the request to the Administrative Agent by the Swingline Lender, which request is communicated to the Borrower, the Borrower will execute and deliver to the Swingline Lender a promissory note of the Borrower, dated the Effective Date or such date such Lender becomes a party hereto, as appropriate, evidencing the Swingline Commitment of the Swingline Lender, substantially in the form of Exhibit I-5 with appropriate insertions as to date and principal amount (a "Swingline Note"). The Swingline Lender is hereby authorized to record the date and amount of each Swingline Loan made by the Swingline Lender and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of the Swingline Note, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Swingline Loans made to the Borrower by the Swingline Lender in accordance with the terms of this Agreement. A Swingline Note and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Swingline Note and the Obligations evidenced thereby in the Register (and each Swingline Note shall expressly so provide). Any assignment or transfer of all or part of the Obligations evidenced by a Swingline Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Swingline Note evidencing such Obligations, accompanied by an Assignment and Acceptance duly executed by the Assignor thereof, and thereupon one or more new Swingline Notes shall be issued to the designated Assignee and the old Swingline Note shall be returned by the Administrative Agent to the Borrower marked "cancelled."

            2.8 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Effective Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the Effective Date.

            (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

            (c) Notwithstanding anything herein to the contrary, all accrued and unpaid commitment fees under the Existing Credit Agreement shall be payable on June 30, 2000.

            2.9 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

            2.10 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurocurrency Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans or ABR Loans; provided that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 (or
(E)1,000,000 in the case of a Euro Loan) or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

            (b) Optional prepayments of the Term Loans shall be applied pro rata to the Tranche A Term Loans (ratably as between the Tranche A Dollar Term Loans and the Tranche A Euro Term Loans in accordance with their respective Tranche A Term Percentage), the Tranche B Term Loans and the Tranche C Term Loans, and ratably to the respective installments thereof. Optional prepayments of the Term Loans may not be reborrowed.

            2.11  Mandatory Prepayments and Commitment Reductions.

            (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness shall be issued or incurred by Holdings, the Borrower or any of its Restricted Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(e).

            (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event (excluding (i) the sale of assets securing IDB financings and (ii) purchase money indebtedness used to repay the sales in clause (i) above) then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(e); provided that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $20,000,000 (or its equivalent in other currencies as of the date of receipt of such proceeds, as determined by the Borrower in good faith based on then prevailing exchange rates) in the aggregate (exclusive of any reinvestment in IDB) and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(e).

            (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending on December 30, 2000, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage (in effect as of the last day of such fiscal year) of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(e). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and
(ii) the date such financial statements are actually delivered.

            (d) Unless the Required Prepayment Lenders shall otherwise agree, if on any date Holdings, the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from any sale or issuance of equity or Capital Stock (except any proceeds of (i) equity sold or issued to the principal equity investors or management or employees and the exercise of options and warrants held by them, (ii) Replacement Preferred Stock to the extent applied to redeem or repay the Existing Preferred Stock and (iii) common equity issued or sold after the Effective Date to the extent applied to redeem or repay the Existing Preferred Stock, then such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(e).

            (e) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.11 shall be applied, first, to the prepayment of the Term

Loans until the Term Loans and all accrued and unpaid interest with respect thereto shall have been paid in full and, second, to reduce permanently the Revolving Commitments. Any such reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans and/or Swingline Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced, provided that the proceeds of equity sold through an initial public offering, to the extent not used as contemplated above, may be used first to prepay Revolving Loans without reducing the Revolving Commitments so long as the pro forma Consolidated Senior Debt Ratio is less than 2.50:1.00 after taking into account the application of such proceeds, and provided further that if the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this Section 2.11(e) shall be made on a pro rata basis to the Tranche A Term Loans (ratably as between the Tranche A Dollar Term Loans and the Tranche A Euro Term Loans in accordance with their respective Tranche A Term Percentage), the Tranche B Term Loans and the Tranche C Term Loans, and ratably to the respective installments thereof. Each prepayment of the Loans under Section 2.11 (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

            (f) Notwithstanding anything to the contrary in Section 2.11(e) or 2.17, with respect to the amount of any mandatory prepayment described in
Section 2.11 that is allocated to Tranche B Term Loans or Tranche C Term Loans (such amounts, the "Tranche B Prepayment Amount" and the "Tranche C Prepayment Amount", respectively), at any time when Tranche A Term Loans remain outstanding, the Borrower shall, in lieu of applying such amount to the prepayment of Tranche B Term Loans and Tranche C Term Loans, respectively, as provided in paragraph (e) above, on the date specified in Section 2.11 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender and Tranche C Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Lender and Tranche C Lender a Prepayment Option Notice, which shall be in the form of Exhibit G, and shall include an offer by the Borrower to prepay on the date (each a "Mandatory Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans or Tranche C Term Loans, as the case may be. On the Mandatory Prepayment Date, (i) the Borrower shall pay to the relevant Tranche B Lenders and Tranche C Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders") and (ii) the Borrower shall pay to the Tranche A Lenders an amount equal to the portion of the Tranche B Prepayment Amount and the Tranche C Prepayment Amount not accepted by the Accepting Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans (ratably as between the Tranche A Dollar Term Loans and the Tranche A Euro Term Loans in accordance with their respective Tranche A Term Percentage). Mandatory prepayments of the Term Loans may not be reborrowed.

            2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify the Borrower and each relevant Lender thereof.

            (b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided further that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, any Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period and any Euro Loans shall be continued with an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify the Borrower and each relevant Lender thereof.

            2.13 Limitations on Eurocurrency Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof, (b) after giving effect thereto, the aggregate principal amount of the Euro Loans comprising each Euro Tranche shall be equal to (E)1,000,000 or a whole multiple of (E)100,000 in excess thereof and
(c) no more than 20 Eurocurrency Tranches shall be outstanding at any one time.

            2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBO Rate determined for such day plus the Applicable Margin. Each Euro Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted EURIBO Rate determined for such day plus the Applicable Margin.

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

            (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.14 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
2.14 shall be payable from time to time on demand.

            (e) Notwithstanding anything herein to the contrary, all accrued and unpaid interest on the "Loans" under the Existing Credit Agreement that are continued hereunder shall be payable on the date or dates specified in this
Section 2.14.

            2.15 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of an Adjusted LIBO Rate or Adjusted EURIBO Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Statutory Reserve Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

            2.16 Inability to Determine Interest Rate. (a) If prior to the first day of any Interest Period (an "Affected Interest Period"):

            (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the Adjusted EURIBO Rate for such Affected Interest Period, or

            (ii) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Adjusted LIBO Rate or the Adjusted

      EURIBO Rate, as the case may be, determined or to be determined for such Affected Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Affected Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof (a "Rate Determination Notice") to the Borrower and the relevant Lenders as soon as practicable thereafter.

            (b) If such Rate Determination Notice is given with respect to the Adjusted LIBO Rate (x) any Eurodollar Loans having such Affected Interest Period under the relevant Facility requested to be made on the first day of such Affected Interest Period shall be made as ABR Loans, (y) any ABR Loans under the relevant Facility that were to have been converted on the first day of such Affected Interest Period to Eurodollar Loans shall be continued as ABR Loans and
(z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such Rate Determination Notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility having such Affected Interest Period shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans having such Affected Interest Period.

            (c) If such Rate Determination Notice is given with respect to any Affected Interest Period utilized in determining the Adjusted EURIBO Rate, then
(i) if not all Interest Periods are Affected Interest Periods: (x) any Euro Loans having such Affected Interest Period requested to be made on the first day of such Affected Interest Period shall be made as Euro Loans having the next shortest Interest Period which is not an Affected Interest Period, and (y) any outstanding Euro Loans shall be converted, on the last day of the then current Interest Period, to Euro Loans having the next shortest Interest Period which is not an Affected Interest Period; and (ii) if all Interest Periods are Affected Interest Periods, during the 30-day period following such Rate Determination Notice (the "Negotiation Period") the Administrative Agent and the Borrower shall negotiate in good faith with a view to agreeing upon a substitute interest rate basis (having the written approval of the holders of more than 50% of the Tranche A Euro Term Loans) for the Euro Loans having an Affected Interest Period which shall reflect the cost to the Lenders of funding such Loans from alternative sources (a "Substitute Basis"), and if such Substitute Basis is so agreed upon during the Negotiation Period, such Substitute Basis shall apply in lieu of the Adjusted EURIBO Rate to all Interest Periods for the Euro Loans commencing on or after the first day of an Affected Interest Period, until the circumstances giving rise to such Rate Determination Notice have ceased to apply. If a Substitute Basis is not agreed upon during the Negotiation Period, the Borrower may elect to prepay the Euro Loans pursuant to Section 2.10; provided, however, that if the Borrower does not elect so to prepay, each Lender shall determine (and shall certify from time to time in a certificate delivered by such Lender to the Administrative Agent setting forth in reasonable detail the basis of the computation of such amount) the rate basis reflecting the cost to such Lender of funding its Euro Loan for any Interest Period commencing on or after the first day of an Affected Interest Period, until the circumstances giving rise to such Rate Determination Notice have ceased to apply, and such rate basis shall be binding upon the Borrower and such Lender and shall apply in lieu of the Adjusted EURIBO Rate for the relevant Interest Periods. If a Rate Determination Notice has been given, then until such Rate Determination Notice has been withdrawn by the Administrative Agent, no Euro Loans shall have an Interest Period having a duration equal to an Affected Interest Period.

            2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Percentages, Tranche B Term Percentages, Tranche C Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

            (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Term Loan shall be made pro rata according to the respective outstanding principal amount of such Term Loan then held by the Term Lenders (except as otherwise provided in Section 2.11(f)), provided that any prepayment of Tranche A Term Loans shall be applied ratably as between the Tranche A Dollar Term Loans and the Tranche A Euro Term Loans in accordance with their respective Tranche A Term Percentage. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A Dollar Term Loans, Tranche A Euro Term Loans, Tranche B Term Loans and Tranche C Term Loans, as the case may be, pro rata based upon the then remaining principal amount thereof (with Tranche A Euro Term Loans being converted at such time into Dollars solely for this purpose at the Dollar Equivalent of such Tranche A Euro Term Loans). Amounts prepaid on account of the Term Loans may not be reborrowed.

            (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

            (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time (or, in the case of the Tranche A Euro Term Loans, 11:00 A.M., London time), on the due date thereof to the Administrative Agent, for the account of the Lenders, at the relevant Funding Office, in Dollars or Euros, as the case may be, and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

            (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds

Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower. Nothing herein shall be deemed to limit the rights of the Borrower or the Administrative Agent against such Lender.

            (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

            2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective Date:

            (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Adjusted LIBO Rate or the Adjusted EURIBO Rate hereunder; or

            (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

            (c) A certificate showing in detail the calculations of any additional amounts payable pursuant to this Section 2.18 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this
Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of one year.

            2.19 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section 2.19 or (ii) that are United States withholding taxes imposed on amounts

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
payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

            (d) Each Lender (or Transferee) that is not a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8 BEN or W-8 ECI (or any successor form), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit H and a Form W-8 BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

            (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

            (f) The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of one year.

            2.20 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurocurrency Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.20 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of one year.

            2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of eliminating or reducing the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided further that nothing in this Section 2.21 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

            2.22 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.18 or 2.19(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such

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
replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to
Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                         SECTION 3. LETTERS OF CREDIT

            3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower or any Restricted Subsidiary on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and
(ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

            (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

            (c) Each Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. Such Issuing Lender shall

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
promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders notice of the issuance of each Letter of Credit (including the amount thereof).

            3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of the relevant Letter of Credit. In addition, the Borrower shall pay to the Issuing Lenders for their respective own accounts a fronting fee of (i) in the case of The Chase Manhattan Bank, 1/8 of 1% per annum and (ii) in the case of any other Issuing Lender, a rate per annum as such other Lender and the Borrower shall agree, in each case on the undrawn and unexpired amount of each Letter of Credit issued by such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit.

            (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Lender.

            3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue the Letters of Credit to be issued by it hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in such Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

            (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit issued by such Issuing Lender is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving

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
Facility. A certificate of such Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section 3.4 shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit issued by such Issuing Lender and has received from any L/C Participant its pro rata share of such payment in accordance with
Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

            3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit issued by such Issuing Lender and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section 3 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.14(b) and (ii) thereafter, Section 2.14(c).

            3.6 Obligations Absolute. The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit issued by such Issuing Lender or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. Each Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Lender, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by each Issuing Lender under or in connection with any Letter of Credit issued by such Issuing Lender or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

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
            3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of such Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Lender shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

            3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

            4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at January 1, 2000 (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Arovit Acquisition, (ii) the Loans to be made and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at January 1, 2000, assuming that the events specified in the preceding sentence had actually occurred at such dates.

            (b) The audited consolidated balance sheet of the Borrower and its Subsidiaries as at January 1, 2000, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from KPMG Peat Marwick present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except as approved by the aforementioned firm of accountants and disclosed therein). Except as disclosed on Schedule 4.1, the Borrower and its Restricted Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives (as of the date no earlier than 30 days prior to the Effective Date), that are not reflected in the most recent financial statements referred to in this paragraph. During the period from January 1, 2000 to and including the Effective Date, there has been no Disposition by the Borrower of any material part of its business or property.

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
            4.2 No Change. Since January 1, 2000, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

            4.3 Corporate Existence; Compliance with Law. Each of Holdings, the Borrower and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where failure to do so could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Arovit Acquisition and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings, the Borrower or any of its Restricted Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Restricted Subsidiaries could reasonably be expected to have a Material Adverse Effect.

            4.6 Litigation. Except as set forth in Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of its Restricted Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

            4.7 No Default. Neither Holdings, the Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            4.8 Ownership of Property; Liens. Each of Holdings, the Borrower and its Restricted Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 7.3.

            4.9 Intellectual Property. Holdings, the Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. Other than as set forth on Schedule 4.9, no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by Holdings, the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person in any manner that is reasonably likely to have a Material Adverse Effect.

            4.10 Taxes. Each of Holdings, the Borrower and each of its Restricted Subsidiaries has filed or caused to be filed all federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Restricted Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

            4.11 Federal Regulations. Neither Holdings, the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities in the business of extending credit for the purpose (whether immediate, incidental or ultimate) of buying or carrying Margin Stock. No part of the proceeds of any Loans will be used directly or indirectly for the purpose (whether immediate, incidental or ultimate) of buying or carrying Margin Stock or for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to each Lender and the Administrative Agent a statement in conformity with the requirements of Federal Reserve Form FR U-1 or FR G-3 referred to in Regulation U, as to demonstrate the compliance of any Borrowing with Regulation U.

            4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings, the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) the hours worked by and the payments made to employees of Holdings,

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
the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from Holdings, the Borrower or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

            4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) in excess of $5,000,000 in the aggregate has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code except as set forth on Schedule 4.13 and where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.13, no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period with respect to which there is an unsatisfied liability. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA that could reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA that could reasonably be expected to have a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

            4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

            4.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Effective Date, (a)
Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and the designation of such Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

            4.16 Use of Proceeds. (a) The proceeds of the Tranche A Euro Term Loans and the Incremental Tranche B Term Loans shall be used to finance the Arovit Acquisition and pay related fees and expenses, as indicated in the Sources and Uses Table.

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
            (b) The proceeds of the Revolving Loans and the Swingline Loans, and the Letters of Credit, shall be used (i) to finance the working capital needs and general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business, (ii) to finance the Arovit Acquisition and to pay related fees and expenses, as indicated in the Sources and Uses Table (provided that any such proceeds used for the purposes specified in this clause (ii) shall not exceed $40,000,000) and (iii) for Permitted Acquisitions.

            4.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

            (a) the facilities and properties owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

            (b) neither Holdings, the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by Holdings, the Borrower or any of its Subsidiaries (the "Business"), nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

            (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

            (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

            (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings, the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

            (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

            (g) neither Holdings, the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

            4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the Effective Date), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Effective Date, to the best knowledge of the Borrower and Holdings, the representations and warranties of the sellers contained in the Arovit Acquisition Documentation are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

            4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (to the extent not heretofore so delivered), and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a) (to the extent not heretofore so filed), the Guarantee and Collateral Agreement shall (and, in the case of any stock certificates heretofore delivered and of any financing statements and other filings heretofore filed, does) constitute a fully perfected Lien on, to the extent perfection may occur by the filing of financing statements specified in the Guarantee and Collateral Agreement and as set forth in Section 6.10, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

            (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and

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
the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except Liens permitted by Section 7.3(b)).

            4.20 Solvency. Each Loan Party is, and after giving effect to the Arovit Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

            4.21 Senior Indebtedness. The Obligations constitute "Senior Indebtedness" of the Borrower under and as defined in the Senior Subordinated
Note Indenture. The obligations of each Restricted Subsidiary under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Restricted Subsidiary under and as defined in the Senior Subordinated Note Indenture.

            4.22 Regulation H. Except as set forth on Schedule 4.22, no Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

            4.23 Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Arovit Acquisition Documentation, including any amendments, supplements or modifications with respect to any of the foregoing.

            4.24 Mortgaged Properties. Based on the Borrower's good faith judgment, except for property that is subject to the Liens under the Existing Mortgages or is referred to in Section 5.1(l), neither the Borrower nor any of its Domestic Subsidiaries has a fee or leasehold interest in any real property having a value in excess of $2,000,000 as of the Effective Date.

                       SECTION 5. CONDITIONS PRECEDENT

            5.1 Conditions to Effectiveness. The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby), and the obligation of any Lender to make or continue Loans hereunder on the Effective Date, are subject to the satisfaction of the following conditions precedent:

            (a) Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by Holdings, the Borrower, the Administrative Agent, the Supermajority Lenders (as defined in the Existing Credit Agreement) and each Lender having a Tranche A Euro Term Commitment and an Incremental Tranche B Term Commitment, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Guarantor in existence on the Effective Date and (iii) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

            (b) Acquisition, etc. The Administrative Agent shall have received
      (i) copies of the Arovit Acquisition Documentation certified by a Responsible Officer as true and complete, which shall be in form and substance reasonably satisfactory to the Lenders and (ii) evidence reasonably satisfactory to the Administrative Agent that (x) the aggregate purchase

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
      price for the Capital Stock of Arovit under the Arovit Acquisition (excluding any acquired Indebtedness of Arovit and its Subsidiaries existing as of the Effective Date) shall not exceed $165,000,000 (or its equivalent in dkk), (y) contemporaneously with the making of the Loans on the Effective Date, the Arovit Acquisition shall have been consummated on terms and conditions reasonably satisfactory to the Administrative Agent, and (z) no material provision of the Arovit Acquisition Documentation shall have been waived, amended, supplemented or otherwise modified.

            (c) Existing Indebtedness. The Borrower and its Restricted Subsidiaries shall have no Indebtedness for borrowed money outstanding as of the Effective Date other than under the Facilities, the Senior Subordinated Notes and the other Indebtedness permitted by Section 7.2 (provided that such other Indebtedness of Ipes shall not exceed 3,950,000,000 Ptas and such other Indebtedness of Arovit shall not exceed 212,000,000 dkk).

            (d) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) the financial statements of the Borrower and its Subsidiaries referred to in Section 4.1(b), (iii) the consolidated financial statements of Arovit and its consolidated Subsidiaries prepared in accordance with Danish accounting principles for the last twelve month period ended June 30, 1999, and (iv) unaudited interim consolidated financial statements prepared in accordance with Danish accounting principles and in the ordinary course of business of Arovit and its Subsidiaries for each fiscal quarterly period after June 30, 1999 and ending on or prior to March 31, 2000, as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its Subsidiaries or Arovit and its Subsidiaries, as the case may be, as reflected in the financial statements or projections previously furnished to the Lenders.

            (e) Approvals. (i) All governmental and third party approvals (including landlords' and other consents) advisable in connection with the Arovit Acquisition, the continuing operations of Holdings, the Borrower and its Restricted Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Arovit Acquisition or the financing contemplated hereby except insofar as any such action or threatened action could not reasonably be expected to result in a Material Adverse Effect.

            (f) Lien Searches. The Administrative Agent shall have received the results of a recent lien, tax and judgment search in each of the jurisdictions where assets of the Loan Parties and, to the extent such searches are capable of being performed, Arovit and its Subsidiaries are located or recorded, and such search shall reveal no Liens on any of the assets of the Borrower or its Restricted Subsidiaries or, if applicable, of Arovit or its Subsidiaries except for Liens permitted by Section 7.3 or discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Administrative Agent.

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
            (g) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), shall have been paid on or before the Effective Date.

            (h) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

            (i) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) an opinion of counsel to the Borrower and its Restricted
            Subsidiaries, substantially in the form of Exhibit F-1 and of such other local counsel (including with respect to matters governed by the law of the Kingdom of Denmark) as may reasonably be required by the Administrative Agent (and the Borrower hereby instructs each such counsel to deliver such opinion to the Lenders and the Administrative Agent); and

                  (ii) an opinion of Milbank, Tweed, Hadley & McCloy LLP,
            special New York counsel to Chase, substantially in the form of Exhibit F-2 (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

            (j) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof (or arrangements satisfactory to the Administrative Agent for delivery thereof shall have been made).

            (k) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

            (l) Mortgages, etc. The Administrative Agent shall have received (i) amendments, if any, to the Existing Mortgages or the title insurance policies relating thereto, as may reasonably be required by the Administrative Agent and (ii) a Mortgage with respect to the Borrower's properties located in San Bernardino, California, and Cartersville, Georgia, each duly executed and delivered by the parties thereto, and in each case a mortgagee's title policy or marked up unconditional binder for such insurance in form and substance satisfactory to the Administrative Agent and such other documentation of a type referred to

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
      in Section 6.10(b) relating to each such Mortgage or the real property subject thereto as may reasonably be required by the Administrative Agent (or arrangements satisfactory to the Administrative Agent for delivery thereof shall have been made).

            (m) No Violation. The Administrative Agent shall be satisfied that the Borrower and its Subsidiaries are not subject to contractual or other restrictions that would be violated by the Arovit Acquisition, including, without limitation, under the Senior Subordinated Notes.

            (n) Acquisition Obligations. The Borrower and its Subsidiaries shall not be in breach or violation of any of its material obligations under the Arovit Acquisition Documentation.

            (o) Hedging Strategies. The Administrative Agent shall have reviewed and be reasonably satisfied with the terms and provisions of, and arrangements relating to the Borrower's hedging strategies with respect to commodity prices.

            (p) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3(b) of the Guarantee and Collateral Agreement.

            (q) Additional Matters. All required corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents in respect of the transactions contemplated hereby as it shall reasonably request.

            5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties (including, without limitation, Material Adverse Effect and litigation representations) made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                       SECTION 6. AFFIRMATIVE COVENANTS

            Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other

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amount is owing to any Lender or the Administrative Agent hereunder, each of
Holdings and the Borrower shall and shall cause each of its Restricted Subsidiaries to:

            6.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

            (a) as soon as available, but in any event within 100 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick or other independent certified public accountants of nationally recognized standing; and

            (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

            6.2  Certificates; Other Information.  Furnish to the
Administrative Agent and each Lender (or, in the case of clause (f), to the relevant Lender):

            (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default in respect of Sections 7.1, 7.2 and 7.7, except as specified in such certificate;

            (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings, the Borrower and its Restricted Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment with a fair market value in excess of $500,000, and a listing of any material Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Effective Date);

            (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and if any revisions are made to such budget, as soon as available, significant revisions of such budget with respect to such fiscal year (collectively, the "Budgets"), which Budgets shall in each case be accompanied by a certificate of a Responsible Officer stating that such Budgets are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Budgets are incorrect or misleading in any material respect;

            (d) within 50 days after the end of each of the first three fiscal quarters of the Borrower, and within 100 days after the end of the fourth fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year (with the delivery of a quarterly or annual report filed with the SEC being deemed to satisfy the requirement so long as it contains the management discussion and analysis required by the instructions therefor on the Effective Date);

            (e) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after quarterly reports are filed and within 10 days after annual reports are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC; and

            (f) promptly, such additional financial and other information as the Administrative Agent may from time to time reasonably request.

            6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be.

            6.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights,

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privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

            6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent (and, after an Event of Default has occurred and is continuing, any Lender) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time upon not less than one Business Day's notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and its Restricted Subsidiaries with officers and employees of Holdings, the Borrower and its Restricted Subsidiaries and with its independent certified public accountants.

            6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:
            (a)  the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of Holdings, the Borrower or any of its Restricted Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between Holdings, the Borrower or any of its Restricted Subsidiaries and any Governmental Authority, that in case of either clause (i) or (ii), if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting Holdings, the Borrower or any of its Restricted Subsidiaries in which the amount involved is $2,500,000 (or its equivalent in other currencies, as determined by the Borrower in good faith based on then prevailing exchange rates) or more and not covered by insurance or in which injunctive or similar relief is sought;

            (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure by the Borrower or any Commonly Controlled Entity to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan (other than the termination of a Single Employer Plan by a Loan Party or any Commonly Controlled Entity pursuant to a standard termination under
      Section 404(p) of ERISA); and

            (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

            6.8 Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            6.9 Interest Rate Protection. In the case of the Borrower, within 180 days after the Effective Date, enter into, and thereafter maintain in full force and effect, Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of total Indebtedness (including the Senior Subordinated Notes and other fixed rate indebtedness) is subject to either a fixed interest rate or interest rate protection for a period of not less than two years from the date of each such Hedge Agreement, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

            6.10 Additional Collateral, etc. (a) With respect to any property acquired after the Effective Date with a fair market value in excess of $500,000 by the Borrower or any of its Domestic Subsidiaries (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 7.3(g) and (z) property acquired by any Unrestricted Subsidiary or Joint Venture) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property, (ii) amend
Schedule 1.1B and (iii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of

Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

            (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $2,000,000 acquired after the Effective Date by the Borrower or any of its Domestic Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(g) and (y) real property acquired by any Unrestricted Subsidiary or Joint Venture), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (c) With respect to any new Domestic Subsidiary or Domestic Joint Venture created or acquired after the Effective Date by the Borrower or any of the Domestic Subsidiaries (including the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Domestic Subsidiary or Domestic Joint Venture that is owned by the Borrower or any of its Restricted Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Domestic Subsidiary or Domestic Joint Venture, as the case may be, (iii) cause such new Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions consistent with Sections 6.10(a) and 6.10(b) necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Domestic Subsidiary including, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Domestic Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (d) With respect to any new Foreign Subsidiary or Foreign Joint Venture created or acquired after the Effective Date by the Borrower or any of its Domestic Subsidiaries (including the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Foreign Subsidiary or Foreign Joint Venture that is owned by the Borrower or any of its Restricted Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Foreign Subsidiary or Foreign Joint Venture be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Foreign Subsidiary or Foreign Joint Venture, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                        SECTION 7. NEGATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            7.1  Financial Condition Covenants.

            (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:


            Fiscal Quarter                   Consolidated Leverage Ratio
            --------------                   ---------------------------
          6/30/00 - 12/31/00                          5.00:1.00

                3/31/01                               4.75:1.00

                6/30/01                               4.50:1.00

          9/30/01 - 12/31/01                          4.25:1.00

                3/31/02                               4.00:1.00

           6/30/02 - 9/30/02                          3.75:1.00

          12/31/02 - 3/31/03                          3.50:1.00

           6/30/03 - 9/30/03                          3.25:1.00

          12/31/03 - 3/31/04                          3.00:1.00

        6/30/04 and thereafter                        2.75:1.00

            (b) Consolidated Senior Debt Ratio. Permit the Consolidated Senior Debt Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:


            Fiscal Quarter                     Consolidated Senior Debt
            --------------                     ------------------------
          6/30/00 - 12/31/00                          3.75:1.00

           3/31/01 - 6/30/01                          3.50:1.00

                9/30/01                               3.25:1.00

          12/31/01 - 3/31/02                          3.00:1.00

           6/30/02 - 9/30/02                          2.75:1.00

          12/31/02 - 3/31/03                          2.50:1.00

           6/30/03 - 9/30/03                          2.25:1.00

          12/31/03 - 6/30/04                          2.00:1.00

        9/30/04 and thereafter                        1.75:1.00

            (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:


            Fiscal Quarter               Consolidated Interest Coverage Ratio
            --------------               ------------------------------------
           6/30/00 - 9/30/00                          2.05:1.00

          12/31/00 - 3/31/01                          2.10:1.00

           6/30/01 - 9/30/01                          2.20:1.00

          12/31/01 - 3/31/02                          2.30:1.00

           6/30/02 - 9/30/02                          2.40:1.00

          12/31/02 - 3/31/03                          2.50:1.00

           6/30/03 - 9/30/03                          2.60:1.00

          12/31/03 - 3/31/04                          2.70:1.00

        6/30/04 and thereafter                        2.75:1.00

            (d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:


            Fiscal Quarter            Consolidated Fixed Charge Coverage Ratio
            --------------            ----------------------------------------
           6/30/00 - 9/30/05                       1.00:1.00

        12/31/05 and thereafter                    0.50:1.00

            7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

            (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

            (b) Indebtedness of the Borrower to any Subsidiary and of any Restricted Subsidiary to the Borrower or any other Subsidiary;

            (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Restricted Subsidiary (other than Indebtedness of Arovit, Ipes or any of their respective Subsidiaries);

            (d) any Guarantee Obligation of the Borrower in respect of Indebtedness of Ipes and Arovit permitted by Section 7.2(e).

            (e) Indebtedness (other than the Senior Subordinated Notes) outstanding on the Effective Date and listed on Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof (whether denominated in the existing currency or otherwise, but without increasing the principal amount, or shortening the maturity, thereof);

            (f) Indebtedness under the Senior Subordinated Notes (including subordinated Guarantees thereof by any Restricted Subsidiary that is a Guarantor) in an aggregate principal amount not to exceed $150,000,000 at any one time outstanding and any refinancings, refundings, renewals or extensions thereof (without increasing the principal amount, or shortening the maturity, thereof and on other terms (other than the coupon) not less favorable to the Lenders than the terms of the Senior Subordinated Notes);

            (g) Indebtedness with respect to IDB (other than the Clinton IDB and the Ottawa IDB) in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding; and

            (h) additional Indebtedness of the Borrower or any of its Restricted Subsidiaries and any Guarantee Obligations of the Borrower in respect thereof in an aggregate principal amount (for the Borrower and all of its Restricted Subsidiaries) not to exceed $15,000,000 (or its equivalent in other currencies as of the date such Indebtedness is incurred, as determined by the Borrower in good faith based on then prevailing exchange rates) at any one time outstanding.

            7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

            (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

            (f) Liens in existence on the Effective Date listed on Schedule 7.3(f) or Liens securing refinanced Indebtedness permitted by Section 7.2(e), provided that (i) no such Lien is spread to cover any additional property after the Effective Date and (ii) the amount of Indebtedness (including the amount of Indebtedness committed thereunder) secured thereby is not increased;

            (g)  Liens securing Indebtedness permitted by Section 7.2(g);

            (h)  Liens created pursuant to the Security Documents;

            (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased; and

            (j) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all of its Restricted Subsidiaries) $15,000,000 (or its equivalent in other currencies as of the date such Indebtedness is incurred, as determined by the Borrower in good faith based on then prevailing exchange rates) at any one time.

            7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

            (a) Holdings or any Restricted Subsidiary of the Borrower may be merged or consolidated with or into, or liquidated and dissolved and pay liquidating dividends to, the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Restricted Subsidiary (provided that such Restricted Subsidiary shall be the continuing or surviving corporation); and

            (b) any Restricted Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Restricted Subsidiary.

            7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

            (a) the Disposition of obsolete or worn out property in the ordinary course of business;

            (b)  the sale of inventory in the ordinary course of business;

            (c)  Dispositions permitted by Section 7.4(b);

            (d)  Dispositions as set forth on Schedule 7.5;

            (e) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Restricted Subsidiary;

            (f) any Disposition of property or series of related Dispositions of property having a fair market value of less than $250,000 (or its equivalent in other currencies as of the date of such Disposition or the last of such series of Dispositions, as determined by the Borrower in good faith based on then prevailing exchange rates); and

            (g) Dispositions of other property having a fair market value not to exceed $20,000,000 (or its equivalent in other currencies as of the date of such Disposition, as determined by the Borrower in good faith based on then prevailing exchange rates) in the aggregate.

            7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings, the Borrower or any Restricted Subsidiary, whether now or hereafter outstanding, or make any repurchases and redemptions of subordinated debt, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Restricted Subsidiary (collectively, "Restricted Payments"), except that:

            (a) any Restricted Subsidiary may make Restricted Payments to the Borrower or any other Restricted Subsidiary;

            (b) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof, the Borrower may pay dividends to Holdings to permit Holdings to purchase Holdings' common stock or common stock options from present or former officers or employees of Holdings, the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee, provided that the aggregate amount of payments under this clause after the Original Closing Date (net of any proceeds received by Holdings and contributed to the Borrower after the Original Closing

      Date in connection with resales of any common stock or common stock options so purchased) shall not exceed $5,000,000;

            (c) the Borrower may pay dividends to Holdings to permit Holdings to
      (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $1,000,000 in any fiscal year and (ii) pay any taxes that are due and payable by Holdings and the Borrower as part of a consolidated group;

            (d) the Borrower may pay dividends in kind of additional shares of Preferred Stock on Preferred Stock; and

            (e) the Borrower may repay or redeem the Senior Subordinated Notes pursuant to any refinancing thereof permitted under Section 7.2(f).

            7.7 Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Restricted Subsidiaries in the ordinary course of business not exceeding $57,500,000 (or its equivalent in other currencies) in the aggregate for any fiscal year of the Borrower; provided that (i) up to $15,000,000 of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

            7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

            (a) extensions of trade credit in the ordinary course of business;

            (b)  Investments in Cash Equivalents;

            (c)  Guarantee Obligations permitted by Section 7.2;

            (d) loans and advances to employees of Holdings, the Borrower or any Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for Holdings, the Borrower or any Subsidiary of the Borrower not to exceed $1,000,000 (or its equivalent in other currencies, as determined by the Borrower in good faith based on prevailing exchange rates as of the end of the immediately preceding fiscal quarter) at any one time outstanding;

            (e) loans and advances to employees of Holdings, the Borrower or any Subsidiary of the Borrower to purchase stock of Holdings not to exceed $1,000,000 in the aggregate at any one time outstanding;

            (f) Investments in assets useful in the business of the Borrower and its Restricted Subsidiaries made by the Borrower or any of its Restricted Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

            (g) Investments by Holdings, the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Restricted Subsidiary;

            (h) in addition to Investments otherwise expressly permitted by this
      Section 7.8, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $2,500,000 (or its equivalent in other currencies as of the date such Investment is made, as determined by the Borrower in good faith based on then prevailing exchange rates) for any fiscal year of the Borrower net of cash received during such period as a return on capital or other return on or repayment of such Investment, provided that any such amounts not so invested in the fiscal year for which it is permitted may be carried over for investment to the next succeeding fiscal year of the Borrower;

            (i)  the Arovit Acquisition and Permitted Acquisitions;

            (j) Investments in Unrestricted Subsidiaries listed in Schedule 4.15 and in Joint Ventures listed in Schedule 7.8(j), in each case as such Investments are in existence on the Effective Date; and

            (k) Investments in and acquisitions of Unrestricted Subsidiaries and Joint Ventures (other than Investments in Unrestricted Subsidiaries and/or Joint Ventures under clause (j) above in an aggregate amount not to exceed the sum of $15,000,000 (or its equivalent in other currencies as of the date such Investment is made, as determined by the Borrower in good faith based on then prevailing exchange rates) plus $2,500,000 for each year after the Original Closing Date, net of cash received as a return on capital or other return on, or repayment of, such Investment, provided that (i) notwithstanding the foregoing, the aggregate amount of Investments permitted under this clause (k) shall not exceed $25,000,000 (or its equivalent in other currencies as of the date such Investment is made, as determined by the Borrower in good faith based on then prevailing exchange rates), (ii) if a Restricted Subsidiary is redesignated an Unrestricted Subsidiary or Joint Venture at any time after the Effective Date, the aggregate amount of Investments permitted under this clause (k) shall be decreased by the aggregate amount invested in such Restricted Subsidiary and (iii) if an Unrestricted Subsidiary or Joint Venture is redesignated a Restricted Subsidiary at any time on or after the Effective Date, the aggregate amount of Investments permitted under this clause (k) shall be increased by the aggregate amount invested in such Unrestricted Subsidiary or Joint Venture.

            7.9 Optional Payments and Modifications of Certain Debt Instruments.
(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Subordinated Notes, except as permitted under Section 7.2(f), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes, the Senior Subordinated Note Indenture (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee), (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Preferred Stock (other than any such amendment, modification, waiver or other change that (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon and (ii) does not involve the payment of a consent fee) or (d) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated
Note Indenture.

            7.10 Transactions with Affiliates. Except as set forth on Schedule 7.10, enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Restricted Subsidiary) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrower or such Subsidiary, as the case may be, or (c) upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

            7.11 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Holdings, the Borrower or any Restricted Subsidiary of real or personal property that has been or is to be sold or transferred by Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, the Borrower or such Subsidiary other than Liens pursuant to the MDFC Operating Lease (only on property subject to the MDFC Operating Lease).

            7.12 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than a Saturday or other day within one week of December 31.

            7.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings (with respect to the Capital Stock of the Borrower), the Borrower or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) the Senior Subordinated Note Indenture, (c) IDB (only on property subject of IDB), (d) MDFC Operating Lease or other operating leases (only on property subject of MDFC Operating Lease or other operating leases), (e) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (f) any agreements governing any Indebtedness of a Foreign Subsidiary (in which case, any prohibition or limitation shall only be effective against the assets of such Foreign Subsidiary and its Subsidiaries).

            7.14 Clauses Restricting Restricted Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Restricted Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other

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Restricted Subsidiary of the Borrower or (c) transfer any of its assets to the
Borrower or any other Restricted Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions under agreements in effect as of the Effective Date or any agreements replacing such agreements, and
(iii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

            7.15 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Restricted Subsidiaries are engaged on the Effective Date or that are reasonably related thereto.

            7.16 Amendments to Arovit Acquisition Documents. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Arovit Acquisition Documentation or any other document delivered in connection therewith such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Arovit Acquisition Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Effective Date and (ii) could not reasonably be expected to have a Material Adverse Effect.

            7.17 Issuances of Preferred Stock. Issue any shares of any preferred stock other than the Replacement Preferred Stock.

                         SECTION 8. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

            (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

            (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a) or
      Section 7 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

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            (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent; or

            (e) Holdings, the Borrower or any of its Restricted Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause
      (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000 (or its equivalent in other currencies, as determined by the Administrative Agent in good faith as of the date of the relevant default); or

            (f) (i) Holdings, the Borrower or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
      (iv) Holdings, the Borrower or any of its Restricted Subsidiaries

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
      shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
      (ii), or (iii) above; or (v) Holdings, the Borrower or any of its Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

            (h) one or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Restricted Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 (or its equivalent in other currencies, as determined by the Administrative Agent in good faith as of the date of the relevant default) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

            (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

            (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

            (k) (i) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis); (ii) the Permitted Investors shall cease to own of record and beneficially an amount of common stock of Holdings equal to at least 35% of the amount of common stock of Holdings owned by the Permitted Investors of record and beneficially as of the Original Closing Date;
      (iii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial

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
      owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of Holdings; (iv) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; (v) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower (other than Preferred Stock) free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement) (any event specified in clauses (i) through (v) above constituting a "Change of Control"); or (vi) a Change of Control (as defined in the Senior Subordinated Note Indenture) shall occur if the Borrower becomes obligated to redeem or repurchase its bonds, notes or other securities having an aggregate face value in excess of $5,000,000; or

            (l) the Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Restricted Subsidiaries under the Guarantee and Collateral Agreement, as the case may be, as provided in the indenture therefor, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this

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Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                            SECTION 9. THE AGENTS

            9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

            9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the

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Administrative Agent. The Administrative Agent may deem and treat the Person named in the Register as payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders, the Majority Facility Lenders, or, if so specified by this Agreement, all Lenders, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, the Majority Facility Lenders, or, if so specified by this Agreement, all Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan

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Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

            9.8 Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent; and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

            9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring

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Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

            9.10 Authorization to Release Guarantees and Liens. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each of the Lenders (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) (a) to take any action requested by the Borrower having the effect of releasing any Collateral or Guarantee Obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or to the extent reasonably related to the redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions hereof or that has been consented to in accordance with Section 10.1,
(b) to release the stock of DPC International Limited, and (c) to release the leasehold mortgage on the Lincoln, Nebraska facility.

            9.11 Documentation Agent, Syndication Agent and Co-Lead Arrangers. Notwithstanding anything herein to the contrary, none of the Documentation Agent, Syndication Agent, European Managing Agent and Co-Lead Arrangers listed on the cover page of this Agreement shall have any duties or responsibilities hereunder in its capacity as such.

                          SECTION 10. MISCELLANEOUS

            10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date or principal amount of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release Holdings or all or substantially all of the other Guarantors from its or their obligations under the Guarantee and Collateral Agreement (except as set forth in Section 8.16 in the Guarantee and Collateral Agreement), in each case without the written consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Facility set forth in Section

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
5.2 (including in connection with any waiver of an existing Default or Event of Default) without the written consent of the Majority Revolving Facility Lenders;
(iv) amend, modify or waive any provision of Section 2.17 without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of
Section 9 without the written consent of the Administrative Agent; (vii) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; (viii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lenders or (ix) amend, modify or waive any provisions in the Loan Documents to add additional facilities (with tenors not shorter than and on terms no less favorable than the Facilities) entitled to share ratably in the Collateral and in prepayments without the written consent of the Supermajority Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an Administrative Questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

      Holdings:                     Doane Pet Care Enterprises, Inc.
                                    Eight Greenway Plaza, Suite 714
                                    Houston, TX  77046
                                    Attention:  George B. Kelly
                                    Telecopy:  (713) 960-1562
                                    Telephone:  (713) 960-1410

      The Borrower:                 Doane Pet Care Company
                                    210 Westwood Place South, Suite 400
                                    Brentwood, TN  37027
                                    Attention:  Thomas R. Heidenthal
                                    Telecopy:  (615) 309-1191
                                    Telephone:  (615) 309-1009

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
      with a copy to:               Vinson & Elkins LLP
                                    2300 First City Tower
                                    1001 Fannin
                                    Houston, TX  77002
                                    Attention:  Robert R. Rabalais
                                    Telecopy:  (713) 615-5929
                                    Telephone:  (713) 758-4526

      The Administrative Agent:     The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, New York  10017
                                    Attention:  Gail Weiss
                                    Telecopy:  (212) 270-5120
                                    Telephone:  (212) 270-5662

                                    and, if any such notice or other
                                    communication relates to borrowings,
                                    payments or prepayments of, or the duration of Interest Periods for, Euro Loans, also to:

                                    Chase Manhattan Bank International, Ltd.
                                    9 Thomas Moore Street
                                    London, England
                                    Attention:  Steve Hurford
                                    Telecopy:  011-44-207-777-2360 or 2085
                                    Telephone:  011-44-207-777-2347

      in each case, with a copy to: The Chase Manhattan Bank
                                    One Chase Manhattan Plaza, 8th Floor
                                    New York, New York  10021
                                    Attention:  Concetta Prainito
                                    Telecopy:  (212) 552-7500
                                    Telephone:  (212) 552-7241

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

            10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement

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
delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

            10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Co-Lead Arrangers for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent, and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Agents for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement (including, without limitation, this Section 10.5 or any other similar provision in the other Loan Documents), the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender, the Co-Lead Arrangers and the Agents (and their affiliates and their respective officers, directors, employees, advisors and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Co-Lead Arrangers and the Agents and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (including, without limitation, this Section 10.5 or any other similar provision in the other Loan Documents), the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, the Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5

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
shall be payable not later than 15 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Thomas R. Heidenthal (Telephone No. (615) 309-1009) (Telecopy No.
(615) 309-1191), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

            10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.19, such Participant shall have complied with the requirements of said Section and provided further that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or a Related Fund of any Lender or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any Affiliate thereof or a Related Fund of any Lender) shall be in an aggregate principal amount of less than $2,500,000 or
(E)5,000,000, in the case of any assignment of Tranche A Euro Term Loans (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Sections 8(a), 8(c) or 8(f) shall have occurred and be continuing with respect to the Borrower.

            (d) The Administrative Agent shall, acting for this purpose as an agent of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

            (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 and (if such Assignee is not a Lender) delivery to the Administrative Agent of the Assignee's Administrative Questionnaire, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

            (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

            (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

            10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Obligations owing to it, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash in Euros, in the case of the Tranche A Euro Term Lenders, and in Dollars, in the case of the other Lenders, from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such Collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, or is repaid in good faith settlement of a pending or threatened avoidance claim, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

            10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

            10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such

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
prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.10 Integration. This Agreement and the other Loan Documents represent the agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section
      10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

            10.13 Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

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
            (b) neither the Agents nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agents and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

            10.14 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section 10.14, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or
(j) to any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower so long as such Person agrees to comply with the provisions of this Section 10.14.

            10.15 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            10.16 Judgment Currency. This is an international loan transaction in which the specification of Dollars or Euros, as the case may be (the "Specified Currency"), and payment in New York City or the country of the Specified Currency, as the case may be (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Loan Parties under this Agreement and the other Loan Documents shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange that shall be applied shall be the rate either
(i) at

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which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day immediately preceding the day on which such judgment is rendered or (ii) which is otherwise required by applicable law. To the maximum extent permitted by applicable law, the obligation of any Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder (in this Section
10.16 called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency, such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and such Loan Party hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

            10.17 Escrow Agreement. Each Lender, by its execution of this Agreement and without regard to whether the Effective Date has occurred, hereby authorizes the Administrative Agent to enter into an escrow agreement, in substantially the form heretofore delivered to the Lenders (with any such non-material changes thereto as the Administrative Agent in its sole discretion deems necessary), setting forth the arrangements for the funding into escrow of the Loans to be made on the Effective Date.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:                                 DOANE PET CARE COMPANY


                                          By: /s/ THOMAS R. HEIDENTHAL
                                             -------------------------------
                                             Name: Thomas R. Heidenthal
                                             Title: Senior Vice President and
                                                    Chief Financial Officer


HOLDINGS:                                 DOANE PET CARE ENTERPRISES, INC.,
                                            as  Guarantor


                                          By: /s/ THOMAS R. HEIDENTHAL
                                             -------------------------------
                                             Name: Thomas R. Heidenthal
                                             Title: Senior Vice President and
                                                    Chief Financial Officer


ADMINISTRATIVE AGENT:                     THE CHASE MANHATTAN BANK, as
                                          Administrative Agent and as a Lender


                                          By: /s/ THOMAS H. KOZLARK
                                             -------------------------------
                                             Name: Thomas H. Kozlark
                                             Title: Vice President



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LENDERS:                                  ATHENA CDO, LIMITED

                                          By:  Pacific Investment Management
                                                  Company LLC, as its
Investment Advisor

                                          By:  ___________________________
                                                Name:
                                                Title:

                                          CAPTIVA III FINANCE LTD. as advised by
                                          Pacific Investment Management Company


                                          By: /s/ J. H. CULLINAME
                                             -------------------------------
                                             Name: John H. Culliname
                                             Title: Director

                                          BAIN CAPITAL INC.

                                          By:_______________________________
                                             Name:
                                             Title:

                                          BALANCED HIGH-YIELD FUND II,
                                          by BHF (USA) CAPITAL
                                          CORPORATION acting as Attorney-in-fact


                                          By: /s/ DAN DOBRJANSKYJ
                                             -------------------------------
                                             Name: Dan Dobrjanskyj
                                             Title: Assistant Vice President


                                          By: /s/ NINA ZHOU
                                             -------------------------------
                                             Name: Nina Zhou
                                             Title: Associate

                                          BANK OF TOKYO-MITSUBISHI TRUST
                                            COMPANY


                                          By: /s/ HIDEKAZU KOJIMA
                                             -------------------------------
                                             Name: Hidekazu Kojima
                                             Title: Vice President

                                          BANK ONE, NA
                                            (formerly known as The First
                                             National Bank of Chicago)


                                          By: /s/ JAMES F. GABLE
                                             -------------------------------
                                             Name: James F. Gable
                                             Title: Assistant Vice President

                                          BOEING CAPITAL CORPORATION


                                          By: /s/ JAMES C. HAMMERSMITH
                                             -------------------------------
                                             Name: James C. Hammersmith
                                             Title: Senior Documentation Officer

                                          CREDIT AGRICOLE INDOSUEZ


                                          By: /s/ BRADLEY C. PETERSON
                                             -------------------------------
                                             Name: Bradley C. Peterson
                                             Title: Vice President, Manager


                                          By: /s/ THEODORE D. TICE
                                             -------------------------------
                                             Name: Theodore D. Tice
                                             Title: Vice President
                                                    Senior Relationship Manager

                                          CYPRESSTREE INSTITUTIONAL FUND,
                                            LLC
                                          By: CypressTree Investment
                                          Management Company, Inc., its
                                          Managing Member


                                          By: /s/ JONATHAN D. SHARKEY
                                             -------------------------------
                                             Name: Jonathan D. Sharkey
                                             Title: Principal

                                          CYPRESSTREE INVESTMENT FUND,
                                            LLC
                                          By: CypressTree Investment
                                          Management Company, Inc., its
                                          Managing Member


                                          By:  /s/  JONATHAN D. SHARKEY
                                             -----------------------------
                                             Name:  Jonathan D. Sharkey
                                             Title: Principal

                                          CYPRESSTREE INVESTMENT
                                            MANAGEMENT COMPANY, INC.
                                          As:  Attorney-in-Fact and on behalf
                                          of First Allmerica Financial Life
                                          Insurance Company as Portfolio
                                          Manager


                                          By:_______________________________
                                             Name:
                                             Title:

                                          DEN DANSKE BANK AKTIESELSKAB


                                          By: /s/ PER ASBJORN NIELSEN
                                             -------------------------------
                                             Name: Per Asbjorn Nielsen
                                             Title: Senior Vice President

                                          By: /s/ OLE JENSEN
                                             -------------------------------
                                             Name: Ole Jensen
                                             Title: Vice President

                                          FIRST DOMINION CAPITAL


                                          By:_______________________________
                                             Name:
                                             Title:

                                          FIRST TRUST


                                          By: /s/ BRYAN T. DENNEY
                                             -------------------------------
                                             Name: Bryan T. Denney
                                             Title: V.P.

                                          FLEET NATIONAL BANK



                                          By: /s/ THOMAS J. MAHONEY
                                             -------------------------------
                                             Name: Thomas J. Mahoney
                                             Title: Vice President

                                          FRANKLIN ADVISORS INC.


                                          By:_______________________________
                                             Name:
                                             Title:

                                          FIRST UNION NATIONAL BANK



                                          By: /s/ WILLIAM R. GOLEY
                                             -------------------------------
                                             Name: William R. Goley
                                             Title: Vice President

                                          GENERAL ELECTRIC CAPITAL
                                            CORPORATION


                                          By: /s/ WILLIAM S. RICHARDSON
                                             -------------------------------
                                             Name: William S. Richardson
                                             Title: Duly Authorized Signatory

                                          HARRIS TRUST AND SAVINGS BANK



                                          By: /s/ BONNIE A. OGDEN
                                             -------------------------------
                                             Name: Bonnie A. Ogden
                                             Title: Vice President

                                          HIGHLAND CAPITAL MANAGEMENT CO


                                          By:_______________________________
                                             Name:
                                             Title:

                                          BAVARIA TRR CORPORATION


                                          By: /s/ LORI REZZA
                                             -------------------------------
                                             Name: Lori Rezza
                                             Title: Vice President

                                          INDOSUEZ CAPITAL FUNDING H, LTD.


                                          By:_______________________________
                                             Name:
                                             Title:

                                          INDOSUEZ CAPITAL FUNDING IIA,
                                             LTD.


                                          By:_______________________________
                                             Name:
                                             Title:

                                          INDOSUEZ CAPITAL FUNDING IV, L.P.


                                          By:_______________________________
                                             Name:
                                             Title:

                                          INSTITUTIONAL DEBT MANAGEMENT



                                          By:_______________________________
                                             Name:
                                             Title:

                                          JACKSON NATIONAL LIFE

                                            INSURANCE COMPANY,
                                          by PPM AMERICA, INC., as
                                          attorney-in-fact on behalf of
                                          Jackson National Life Insurance
                                          Company


                                          By:_______________________________
                                             Name:
                                             Title:

                                          KZH CNC LLC


                                          By: /s/ SUSAN LEE
                                             -------------------------------
                                             Name: Susan Lee
                                             Title: Authorized Agent

                                          KZH CYPRESSTREE - 1 LLC


                                          By: /s/ SUSAN LEE
                                             -------------------------------
                                             Name: Susan Lee
                                             Title: Authorized Agent

                                          KZH LANGDALE LLC


                                          By: /s/ SUSAN LEE
                                             -------------------------------
                                             Name: Susan Lee
                                             Title: Authorized Agent

                                          KZH RIVERSIDE LLC


                                          By: /s/ SUSAN LEE
                                             -------------------------------
                                             Name: Susan Lee
                                             Title: Authorized Agent

                                          MASSMUTUAL HIGH YIELD
                                            PARTNERS II, LLC,
                                          by HYP MANAGEMENT, INC., as
                                          Managing Member,


                                          By:_______________________________
                                              Name:
                                              Title:

                                          MASSACHUSETTS MUTUAL LIFE
                                            INSURANCE COMPANY


                                          By: /s/ STEVEN J. KATZ
                                             -------------------------------
                                             Name: Steven J. Katz
                                             Title: Second Vice President and
                                                    Associate General Counsel

                                          MERCANTILE BANK NATIONAL ASSOCIATION
                                            (now known as Firstar Bank, N.A.)


                                          By: /s/ JOHN A. HOLLAND
                                             -------------------------------
                                             Name: John A. Holland
                                             Title: Vice President

                                          LONGHORN CDO (CAYMAN) LTD
                                          By:   MERRILL LYNCH ASSET
                                                MANAGEMENT, L.P., as
                                                Investment Advisor


                                          By:_______________________________
                                             Name:
                                             Title:

                                          METROPOLITAN LIFE INSURANCE
                                            COMPANY


                                          By: /s/ JAMES R. DINGLER
                                             -------------------------------
                                             Name: James R. Dingler
                                             Title: Director

                                          MORGAN STANLEY DEAN WITTER
                                            PRIME INCOME TRUST


                                          By: /s/ PETER GEWIRTZ
                                             -------------------------------
                                             Name: Peter Gewirtz
                                             Title: Vice President

                                          NATIONAL CITY BANK


                                          By: /s/ LISA B. LISI
                                             -------------------------------
                                             Name: Lisa B. Lisi
                                             Title: Vice President
                                                    National City Bank

                                          BANK OF AMERICA, N.A. AS
                                          SUCCESSOR TO NATIONSBANK, N.A.


                                          By: /s/ KENT W. CROCOMBE
                                             -------------------------------
                                             Name: Kent W. Crocombe
                                             Title: S.V.P.

                                          NORTH AMERICAN SENIOR
                                            FLOATING RATE FUND,
                                          By:  CypressTree Investment
                                          Management Company, Inc., as
                                          Portfolio Manager


                                          By: /s/ JONATHAN D. SHARKEY
                                             -------------------------------
                                             Name: Jonathan D. Sharkey
                                             Title: Principal

                                          ORIX USA CORPORATION


                                          By: /s/ CHARLES KOBAYASHI
                                             -------------------------------
                                             Name: Charles Kobayashi
                                             Title: Senior Vice President

                                          PILGRIM PRIME RATE TRUST



                                          By:_______________________________
                                             Name:
                                             Title:

                                          PPM SPYGLASS FUNDING TRUST



                                          By: /s/ KELLY C. WALKER
                                             -------------------------------
                                             Name: Kelly C. Walker
                                             Title: Authorized Agent

                                          MUIRFIELD TRADING LLC


                                          By: /s/ KELLY C. WALKER
                                             -------------------------------
                                             Name: Kelly C. Walker
                                             Title: Vice President

                                          STEIN ROE FLOATING RATE LIMITED
                                          LIABILITY COMPANY


                                          By: /s/ BRIAN W. GOOD
                                             -------------------------------
                                             Name: Brian W. Good
                                             Title: Vice President,
                                                    Stein Roe & Farnham
                                                    Incorporated,
                                                    as Advisor to the Stein Roe
                                                    Floating Rate Limited
                                                    Liability Company



                                          LIBERTY - STEIN ROE ADVISOR
                                          FLOATING RATE ADVANTAGE FUND,
                                          by STEIN ROE & FARNHAM
                                          INCORPORATED, as advisor


                                          By: /s/ BRIAN W. GOOD
                                             -------------------------------
                                             Name: Brian W. Good
                                             Title: Vice President & Portfolio
                                                    Manager

                                          SUNTRUST BANK


                                          By: /s/ TRACY L. ELLIOTT
                                             -------------------------------
                                             Name: Tracy L. Elliott
                                             Title: Vice President

                                          SWAPS CSLT


                                          By:_______________________________
                                             Name:
                                             Title:

                                          TORONTO DOMINION (NEW YORK), INC.


                                          By: /s/ JORGE A. GARCIA
                                             -------------------------------
                                             Name: Jorge A. Garcia
                                             Title: Vice President

                                          TRAVELERS CORPORATE LOAN FUND INC.

                                          By:  Travelers Asset Management
                                               International Company LLC


                                          By: /s/ JOHN W. PETCHLER
                                             -------------------------------
                                             Name: John W. Petchler
                                             Title: Second Vice President

                                          THE TRAVELERS INSURANCE
                                          COMPANY


                                          By: /s/ JOHN W. PETCHLER
                                             -------------------------------
                                             Name: John W. Petchler
                                             Title: Second Vice President

                                          COLUMBUS LOAN FUNDING LTD.

                                          By:   Travelers Asset Management
                                                International Company LLC



                                          By:_______________________________
                                             Name:
                                             Title:

                                    VAN KAMPEN PRIME RATE INCOME TRUST
                                    By:  Van Kampen Investment Advisory Corp.


                                    By: /s/ DARVIN D. PIERCE
                                        -------------------------------
                                        Name: Darvin D. Pierce
                                        Title: Vice President